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                                                                     Exhibit 4.5
                 CREDIT AGREEMENT DATED AS OF APRIL 10, 2001 1
                               TABLE OF CONTENTS
                                                                            PAGE
  ARTICLE I DEFINITIONS AND ACCOUNTING TERMS

  SECTION 1.01. Certain Defined Terms..........................................2
  SECTION 1.02. Computation of Time Periods; Other
                Definitional Provisions.......................................41
  SECTION 1.03. Accounting Terms..............................................41

  ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES and the letters of credit

  SECTION 2.01. The Advances and the Letter of Credit.........................41
  SECTION 2.02. Making the Advances...........................................43
  SECTION 2.03. Issuance of and Drawings and Reimbursement Under
                Letters of Credit.............................................46
  SECTION 2.04. Repayment of Advances.........................................48
  SECTION 2.05. Termination or Reduction of the Commitments...................53
  SECTION 2.06. Prepayments..................................................54
  SECTION 2.07. Interest......................................................57
  SECTION 2.08. Fees..........................................................58
  SECTION 2.09. Conversion of Advances........................................59
  SECTION 2.10. Increased Costs, Etc..........................................59
  SECTION 2.11. Payments and Computations.....................................62
  SECTION 2.12. Taxes.........................................................63
  SECTION 2.13. Sharing of Payments, Etc......................................66
  SECTION 2.14. Use of Proceeds...............................................67
  SECTION 2.15. Defaulting Lenders............................................67

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  SECTION 2.16. Evidence of Debt..............................................70
  SECTION 2.17. Increase in the Tranche B Term Commitments....................71

  ARTICLE III CONDITIONS OF LENDING AND ISSUANCES OF LETTERS OF CREDIT

  SECTION 3.01. Conditions Precedent to Initial Extension of Credit......73 2 ii
  SECTION 3.02. Conditions Precedent to Each Borrowing and
                Issuance and Renewal..........................................77
  SECTION 3.03. Determinations Under Section 3.01.............................78

  ARTICLE IV REPRESENTATIONS AND WARRANTIES

  SECTION 4.01. Representations and Warranties of the
                Borrowers and the Parent......................................78

  ARTICLE V COVENANTS OF THE PARENT

  SECTION 5.01. Affirmative Covenants.........................................86
  SECTION 5.02. Negative Covenants............................................93
  SECTION 5.03. Reporting Requirements.......................................104
  SECTION 5.04. Financial Covenants..........................................108

  ARTICLE VI EVENTS OF DEFAULT

  SECTION 6.01. Events of Default............................................110
  SECTION 6.02. Actions in Respect of the Letters of Credit upon Default.....113

  ARTICLE VII THE AGENTS

  SECTION 7.01. Authorization and Action.....................................114
  SECTION 7.02. Agents' Reliance, Etc........................................114
  SECTION 7.03. MSSF, CSFB and Affiliates....................................115
  SECTION 7.04. Lender Party Credit Decision.................................115
  SECTION 7.05. Indemnification..............................................115
  SECTION 7.06. Successor Agents.............................................117
  SECTION 7.07. Collateral Agent acting as Joint Creditor....................118
  SECTION 7.08. Co-Documentation Agents and Syndication Agent..........118 3 iii

  ARTICLE VIII GUARANTY

  SECTION 8.01. Guaranty; Limitation of Liability............................118

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  SECTION 8.02. Guaranty Absolute............................................119
  SECTION 8.03. Waivers and Acknowledgments..................................120
  SECTION 8.04. Subrogation..................................................121
  SECTION 8.05. Guaranty Supplements.........................................122
  SECTION 8.06. Continuing Guaranty; Assignments.............................122
  SECTION 8.07. Release of Guarantor.........................................123
  SECTION 8.08. Payment......................................................123

  ARTICLE IX MISCELLANEOUS

  SECTION 9.01. Amendments, Etc..............................................124
  SECTION 9.02. Notices, Etc.................................................125
  SECTION 9.03. No Waiver; Remedies..........................................125
  SECTION 9.04. Costs and Expenses...........................................125
  SECTION 9.05. Right of Set-off.............................................127
  SECTION 9.06. Binding Effect...............................................127
  SECTION 9.07. Assignments and Participations...............................127
  SECTION 9.08. Execution in Counterparts....................................131
  SECTION 9.09. No Liability of the Issuing Bank.............................131
  SECTION 9.10. Confidentiality..............................................132

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  SECTION 9.11. Release of Collateral........................................132
  SECTION 9.12. Judgment.....................................................132
  SECTION 9.13. Jurisdiction, Etc............................................133
  SECTION 9.14. Substitution of Currency.....................................134
  SECTION 9.15. Governing Law................................................134
  SECTION 9.16. Waiver of Jury Trial.........................................134
SCHEDULES Schedule I - Commitments and Applicable Lending Offices Schedule II
  - Subsidiary Guarantors Schedule III - Associated Costs Schedule 4.01(b) - Subsidiaries Schedule 4.01(d) - Authorizations, Approvals, Actions, Notices and Filings Schedule 4.01(f) - Disclosed Litigation 4 iv Schedule 4.01(o) - Plans, Multiemployer Plans and Welfare Plans Schedule 4.01(p) - Environmental Disclosure Schedule 4.01(s) - Existing Debt Schedule 4.01(t) - Surviving Debt
  Schedule 4.01(u) - Liens Schedule 4.01(v) - Owned Real Property Schedule 4.01(w) - Leased Real Property Schedule 4.01(x) - Investments Schedule 4.01(y)
  - Intellectual Property 5 v EXHIBITS Exhibit A-1 - Form of Revolving Credit Note Exhibit A-2 - Form of Tranche A U.S. Term Note Exhibit A-3 - Form of Tranche A Euro Term Note Exhibit A-4 - Form of Tranche B Term Note Exhibit B - Form of Notice of Borrowing Exhibit C - Form of Assignment and Acceptance Exhibit D - Form of Security Agreement Exhibit E - Form of Mortgage Exhibit F
  - Form of Solvency Certificate Exhibit G - Form of Opinion of United States Counsel to the Loan Parties Exhibit H - Form of Guaranty Supplement Exhibit I
  - Form of Opinion of Local Counsel to the Loan Parties 6 EXHIBIT 4.5 CREDIT AGREEMENT CREDIT AGREEMENT dated as of April 10, 2001 among DRESSER, INC., a Delaware corporation (the "U.S. BORROWER"), D.I. LUXEMBOURG S.A.R.L., a corporation organized and existing under the laws of Luxembourg (the "EURO BORROWER", and, collectively with the U.S. Borrower, the "BORROWERS"), DEG ACQUISITIONS, LLC, a limited liability company organized and existing under the laws of Delaware (the "PARENT"), the Subsidiary Guarantors (as hereinafter defined), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "INITIAL LENDERS"), the bank listed on the signature pages hereof as the Initial Issuing Bank (the "INITIAL ISSUING BANK") and WELLS FARGO BANK TEXAS, N.A., as the swing line bank (in such capacity and any successor swing line bank, the "SWING LINE BANK"), MORGAN STANLEY & CO. INCORPORATED ("MS & CO."), as collateral agent (together with any successor collateral agent appointed pursuant to Article VII, the "COLLATERAL AGENT"), MORGAN STANLEY SENIOR FUNDING, INC. ("MSSF"), as administrative agent (together with any successor administrative agent appointed pursuant to Article VII, the "ADMINISTRATIVE AGENT") for the Lender Parties (as hereinafter defined), and CREDIT SUISSE FIRST BOSTON ("CSFB"), as syndication agent (the "SYNDICATION AGENT", and together with the Collateral Agent and the Administrative Agent, the "AGENTS"). PRELIMINARY STATEMENTS: 1. Pursuant to the Amended and Restated Agreement and Plan of Recapitalization dated January 30, 2001, as amended and restated April 10, 2001 (as the same may be further

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amended, modified or otherwise supplemented from time to time to the extent permitted under Section 5.02(p), the "AGREEMENT AND PLAN OF RECAPITALIZATION") among Halliburton Company, a Delaware corporation, Dresser B.V., a Netherlands company, and the Parent, the Parent has agreed to enter into the recapitalization transaction and other related transactions described therein (the "RECAPITALIZATION"). 2. The Borrowers have requested that, concurrently with and subject to the consummation of the First Closing (as defined in the Agreement and Plan of Recapitalization) with respect to the Recapitalization, the Lender Parties lend to the Borrowers up to U.S.$820,000,000, consisting of U.S.$165,000,000 under the Tranche A U.S. Term Facility (as hereinafter defined) extended to the U.S. Borrower, the Equivalent in Euros of U.S.$100,000,000 under the Tranche A Euro Term Facility (as hereinafter defined) extended to the Euro Borrower, U.S.$455,000,000 under the Tranche B Term Facility (as hereinafter defined) extended to the U.S. Borrower and up to U.S.$100,000,000 under the Revolving Credit Facility (as hereinafter defined) for the benefit of the U.S. Borrower to finance the Recapitalization, repay any Existing Debt (as hereinafter defined), pay transaction fees and costs and that, from time to time, the Lender Parties lend to the U.S. Borrower and issue Letters of Credit for the account of the U.S. Borrower to provide revolving credit for the U.S. Borrower and its Subsidiaries. The Lender 7 2 Parties have indicated their willingness to agree to lend such amounts on the terms and conditions of this Agreement. NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows: ARTICLE I DEFINITIONS AND ACCOUNTING TERMS SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined): "ADMINISTRATIVE AGENT" has the meaning specified in the recital of parties to this Agreement. "ADMINISTRATIVE AGENT'S ACCOUNT" means the account of the Administrative Agent maintained by the Administrative Agent as the Administrative Agent shall specify in writing to the Lender Parties. "ADVANCE" means a Tranche A U.S. Term Advance, a Tranche A Euro Term Advance, a Tranche B Term Advance, a Revolving Credit Advance, a Swing Line Advance or a Letter of Credit Advance. "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise. "AGENTS" has the meaning specified in the recital of parties to this Agreement. "AGREEMENT AND PLAN OF RECAPITALIZATION" has the meaning specified in the Preliminary Statements. "AGREEMENT VALUE" means, for each Hedge Agreement, on any date of determination, an amount determined by the Administrative Agent equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "MASTER AGREEMENT"), the amount, if any, that would be payable by 8 3 any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole "Affected Party", and (iii) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement); or
(b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party to such Hedge Agreement determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date of determination, or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party to such Hedge Agreement determined by the Administrative Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the

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future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement. "APPLICABLE BORROWER" means, (a) with respect to the Tranche A U.S. Term Facility, the Tranche B Term Facility, the Revolving Credit Facility, the Swing Line Facility or the Letter of Credit Facility or any Advances or Borrowings thereunder, the U.S. Borrower and (b) with respect to the Tranche A Euro Term Facility or any Advances or Borrowings thereunder, the Euro Borrower. "APPLICABLE CURRENCY" means, (a) with respect to the Tranche A U.S. Term Facility, the Tranche B Term Facility, the Revolving Credit Facility, the Swing Line Facility or the Letter of Credit Facility or any Advances, Borrowings or Letters of Credit thereunder, Dollars and (b) with respect to the Tranche A Euro Term Facility or any Advances or Borrowings thereunder, Euros. "APPLICABLE LENDING OFFICE" means, with respect to each Lender Party, (i) such Lender Party's Domestic Lending Office in the case of a Base Rate Advance, (ii) such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance, and (iii) such Lender Party's Euro Lending Office in the case of a Euro Rate Advance. "APPLICABLE MARGIN" means (A) in respect of the Tranche B Term Loan Facility, during the period from the Effective Date until the six-month anniversary of the Effective Date, 2.50% per annum for Base Rate Advances and 3.50% for Eurodollar Rate Advances, and thereafter a percentage per annum determined by reference to the Total Debt/EBITDA Ratio as set forth below: 9 4
  ================================================= TOTAL DEBT/EBITDA BASE RATE
  EURODOLLAR RATE RATIO ADVANCES ADVANCES
  ================================================= Level I less than 2.50:1.00
  2.00% 3.00% ------------------------------------------------- Level II
  2.50:1.00 or greater, but less than 3.00:1.00 2.25% 3.25%
  ------------------------------------------------- Level III 3.00:1.00 or
  greater, but less than 3.50:1.00 2.25% 3.25%
  ------------------------------------------------- Level IV 3.50:1.00 or
  greater, but less than 4.00:1.00 2.50% 3.50%
  ------------------------------------------------- Level V 4.00:1.00 or
  greater, but less than 4.50:1.00 2.50% 3.50%
  ------------------------------------------------- Level VI 4.50:1.00 or
  greater 2.75% 3.75% ================================================ ; and (B)
in respect of the Tranche A U.S. Term Facility, the Tranche A Euro Term Facility and the Revolving Credit Facility, during the period from the Effective Date until the six-month anniversary of the Effective Date, 2.00% per annum for the Base Rate Advances, 3.00% per annum for Eurodollar Rate Advances, 3.00% per annum for Euro Rate Advances, and thereafter a percentage per annum determined by reference to the Total Debt/EBITDA Ratio as set forth below: 10 5
  ============================================================= TOTAL
  DEBT/EBITDA BASE RATE EURODOLLAR RATE EURO RATE RATIO ADVANCES ADVANCES ADVANCES ============================================================= Level I
  less than 2.50:1.00 1.00% 2.00% 2.00%
  ------------------------------------------------------------- Level II
  2.50:1.00 or greater, but less than 3.00:1.00 1.25% 2.25% 2.25%
  ------------------------------------------------------------- Level III
  3.00:1.00 or greater, but less than 3.50:1.00 1.50% 2.50% 2.50%
  ------------------------------------------------------------- Level IV
  3.50:1.00 or greater, but less than 4.00:1.00 1.75% 2.75% 2.75%
  ------------------------------------------------------------- Level V
  4.00:1.00 or greater, but less than 4.50:1.00 2.00% 3.00% 3.00%
  ------------------------------------------------------------- Level VI
  4.50:1.00 or greater 2.25% 3.25% 3.25%
  ============================================================= The Applicable
Margin shall be determined by reference to the Total Debt/EBITDA Ratio in effect from time to time; provided, however, that (i) no change in the Applicable Margin shall be effective until three Business Days after the date on which the Administrative Agent receives the financial statements required to be delivered pursuant to Section 5.03(b) or (c), as the case may be, and a certificate of the Chief Financial Officer of the U.S. Borrower demonstrating such Total Debt/EBITDA Ratio and (ii) the Applicable Margin shall be at Level VI for so

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long as the U.S. Borrower has not submitted to the Administrative Agent the information described in clause (i) of this proviso as and when required under
Section 5.03(b) or (c), as the case may be. The Applicable Margin at any time with respect to Swing Line Advances held by the Swing Line Bank shall be equal to the Applicable Margin as set forth above for Revolving Credit Advances less 1.00% per annum. 11 6 "APPLICABLE PERCENTAGE" means (a) during the period from the Effective Date until the six-month anniversary of the Effective Date, 0.50% per annum and (b) thereafter a percentage per annum determined by reference to the Total Debt/EBITDA Ratio as set forth below:
  --------------------------------------- TOTAL DEBT/EBITDA RATIO COMMITMENT FEE
  --------------------------------------- Level I less than 2.50:1.00 .375%
  --------------------------------------- Level II 2.50:1.00 or greater .50%
  --------------------------------------- The Applicable Percentage shall be determined by reference to the Total Debt/EBITDA Ratio in effect from time to time; provided, however, that (A) no change in the Applicable Percentage shall be effective until three Business Days after the date on which the Administrative Agent receives the financial statements required to be delivered pursuant to Section 5.03(b) or (c), as the case may be, and a certificate of the Chief Financial Officer of the U.S. Borrower demonstrating such Total Debt/EBITDA Ratio, and (B) the Applicable Percentage shall be at Level II for so long as the U.S. Borrower has not submitted to the Administrative Agent the information described in clause (A) of this proviso as and when required under
Section 5.03(b) or (c), as the case may be. "APPROPRIATE LENDER" means, at any time, with respect to (a) any of the Tranche A U.S. Term, Tranche A Euro Term, Tranche B Term or Revolving Credit Facilities, a Lender that has a Commitment with respect to such Facility at such time, (b) the Swing Line Facility, (i) the Swing Line Bank and (ii) if the other Revolving Credit Lenders have made Swing Line Advances pursuant to Section 2.02(b) that are outstanding at such time, each such other Revolving Credit Lender and (c) the Letter of Credit Facility,
(i) the Issuing Bank and (ii) if the other Revolving Credit Lenders have made Letter of Credit Advances pursuant to Section 2.03(c) that are outstanding at such time, each such other Revolving Credit Lender. "APPROVED FUND" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor. "ASSET SALES" shall, with respect to the U.S. Borrower and its Subsidiaries, have the meaning specified in the Indenture. "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section
9.07 and in substantially the form of Exhibit C hereto. "ASSOCIATED COSTS" shall mean the cost imputed to each Tranche A Euro Term Lender of compliance with (a) the cash ratios and special deposit requirements of the 12 7 Bank of England and/or the banking supervision or other costs imposed by the Financial Services Authority, as determined in accordance with Schedule III, and (b) any reserve asset requirements of the European Central Bank. "ASSUMING LENDER" has the meaning specified in Section 2.17(d). "ASSUMPTION AGREEMENT" has the meaning specified in Section 2.17(d). "AVAILABLE AMOUNT" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing). "BACKLOG" means, at any time, the aggregate amount payable by customers under all orders or contracts for the delivery of goods or services that are to be, but have not yet been, delivered or supplied by any of the Foreign Subsidiaries in the ordinary course of business. "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of: (a) the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as Citibank, N.A.'s base rate; and (b) 1/2 of 1% per annum above the Federal Funds Rate. "BASE RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(a)(i). "BORROWER'S ACCOUNT" means (a) with respect to the U.S. Borrower, the account of the U.S. Borrower maintained by the U.S. Borrower with Citibank, N.A. at its office at 399 Park Avenue, New York, New York 10043, Account No. 30426272, or such other account as the U.S. Borrower shall specify in writing to the Administrative Agent, and (b) with respect to the Euro

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Borrower, the account of the Euro Borrower maintained by the Euro Borrower with
Citibank, N.A. at its offices at 399 Park Avenue, New York, NY 10043, Account No. 30426328, or such other account as the Euro Borrower shall specify in writing to the Administrative Agent. "BORROWERS" has the meaning specified in the recital of parties to this Agreement. "BORROWING" means a Tranche A U.S. Term Borrowing, a Tranche A Euro Term Borrowing, a Tranche B Term Borrowing, a Revolving Credit Borrowing or a Swing Line Borrowing. "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York City and, (x) if the applicable Business Day 13 8 relates to any Eurodollar Rate Advances, a day on which dealings are carried on in the London interbank market, and (y) if the applicable Business Day relates to any Euro Rate Advances, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) Payment System is open. "CAPITAL EXPENDITURES" means, for any Person for any period, the sum of, without duplication, (a) all expenditures made in cash by such Person or any of its Subsidiaries during such period for equipment, tangible fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person plus (b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred to finance any such expenditures that were not made in cash, except in each case any such expenditures made or recorded as part of a Permitted Acquisition or the Pending Acquisition. "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases. "CASH EQUIVALENTS" means any of the following, to the extent owned by any of the Borrowers or any of their respective Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents: (a) any evidence of indebtedness, maturing not more than 365 days after the date of the purchase, issued by the United States of America or any instrumentality or agency thereof, the principal, interest and premium, if any, of which is guaranteed fully by, or backed by the full faith and credit of, the United States of America, (b) Dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposits and bankers acceptances maturing not more than 365 days after the date of purchase, issued by (x) any Lender or (y) a commercial banking institution that is a member of the U.S. Federal Reserve System or a commercial banking institution organized and located in a country recognized by the United States of America having, or which is the principal banking subsidiary of a bank holding company having, combined capital and surplus and undivided profits of not less than $200,000,000 and a commercial paper rating of "P-1" (or higher) according to Moody's Investors' Service, Inc. ("MOODY'S"), "A-1" (or higher) according to Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P") or the equivalent rating by any other nationally recognized rating agency at the time as of which any investment therein is made (any such bank, an "APPROVED BANK") or (z) a non-United States commercial banking institution which is either currently ranked among the 100 largest banks in the world (by assets, according to the American Banker), has combined capital and surplus and undivided profits of not less than $500,000,000 or whose commercial paper (or the commercial paper of such bank's holding company) has a rating of "P-1" (or higher) according to Moody's, "A-1" (or higher) according to S&P or the equivalent rating by any other nationally recognized rating agency at the time as of 14 9 which any investment therein is made, (c) commercial paper, maturing not more than 365 days after the date of purchase, issued or guaranteed by a corporation with a rating, at the time as of which any determination thereof is to be made, of "P-1" (or higher) according to Moody's, or "A-1" (or higher) according to S&P,
(d) demand deposits with any bank or trust company maintained in the ordinary course of business, (e) repurchase or reverse repurchase agreements covering obligations of the type specified in clause (a) with a term of not more than seven days with any Approved Bank and (f) shares of any money market mutual fund rated at least "AAA" or the equivalent thereof by S&P or at least "Aaa" or the equivalent thereof by Moody's at the time as of which any investment therein is made. "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time. "CERCLIS" means the

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Comprehensive Environmental Response, Compensation and Liability Information
System maintained by the U.S. Environmental Protection Agency. "CFC" means any entity that is a controlled foreign corporation under Section 957 of the Internal Revenue Code (or any successor provision thereto). "CHANGE OF CONTROL" means the occurrence of any of the following: (a) the Permitted Investors and their Related Parties cease to own, directly or indirectly, more than 50% of the Voting Interests of the U.S. Borrower, or (b) the first date during any consecutive two-year period on which a majority of the members of the board of directors of the Parent are not Continuing Directors, or (c) prior to an IPO, the Parent shall cease to own at least 90% of the Voting Interests, other than Excluded Voting Interests, in each of the Borrowers (provided that the Parent shall in no event cease to own more than 50% of the Voting Interests in the U.S. Borrower on a fully diluted basis (such percentage to be calculated taking into account the Excluded Voting Interests), or (d) after an IPO, the Parent shall cease to own more than 50% of the Voting Interests in the U.S. Borrower. "COLLATERAL" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended under any Collateral Document to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties. "COLLATERAL AGENT" has the meaning specified in the recital of parties to this Agreement. "COLLATERAL DOCUMENTS" means the Security Agreement, the Mortgages, the Non-U.S. Security Documents and any other agreement executed by any Loan Party that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties. 15 10 "COMMITMENT" means a Tranche A U.S. Term Commitment, a Tranche A Euro Term Commitment, a Tranche B Term Commitment, a Revolving Credit Commitment or a Letter of Credit Commitment. "COMMITMENT DATE" has the meaning specified in Section 2.17(b). "COMMITMENT INCREASES" has the meaning specified in Section 2.17(a). "CONFIDENTIAL INFORMATION" means information that any Loan Party furnishes to any Agent or any Lender Party on a confidential basis, but does not include any such information that is or becomes generally available to the public or that is or becomes available to such Agent or such Lender Party from a source other than the Loan Parties. "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP. "CONTINGENT OBLIGATION" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain revolving credit or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith. "CONTINUING DIRECTORS" means (i) members of the board of directors on the Effective Date; and (ii) other Persons nominated or elected to the board of directors with the approval of a majority of the Continuing Directors who were members of the board of directors at the time of such election or nomination. 16

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11 "CONVERSION", "CONVERT" and "CONVERTED" each refer to a conversion of
Advances of one Type into Advances of the other Type pursuant to Section 2.09 or
2.10. "CSFB" has the meaning specified in the recital of parties hereto. "CURRENT ASSETS" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting any reserve required by GAAP in each case in which a reserve is proper in accordance with GAAP. "CURRENT LIABILITIES" of any Person means, as of any date (a) all Debt of such Person that by its terms is payable on demand or matures within one year after such date (excluding (i) any Debt renewable or extendible, at the option of such Person, to a date more than one year from such date or arising under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, and (ii) all amounts of other Funded Debt of such Person required to be paid or prepaid within one year after such date), and (b) all other items (including taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person. "DEBT" of any Person means (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables and other operating liabilities not overdue by more than 120 days or being disputed in good faith in each case incurred in the ordinary course of such Person's business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), except agreements for the purchase of property in the ordinary cause of business and on current payment terms solely to the extent such agreements shall not be overdue by more than 120 days or being disputed in good faith, (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar credit facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any Affiliate of such Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, except (in each case) Qualified Preferred Stock, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Contingent Obligations of such Person incurred by such Person with respect to any indebtedness and other payment Obligations referred to in clauses (a) through (h) above and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an 17 12 existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations. "DEBT FOR BORROWED MONEY" of any Person means all items of Debt that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person and the amount thereof at any time shall be the amount then required by GAAP to be shown on such balance sheet. "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both. "DEFAULTED ADVANCE" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to a Borrower pursuant to Section 2.01 or 2.02 at or prior to such time that has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to Section 2.02(e) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part. "DEFAULTED AMOUNT" means, with respect to any Lender Party at any time,

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any amount required to be paid by such Lender Party to any Agent or any other
Lender Party hereunder or under any other Loan Document at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (a) the Swing Line Bank pursuant to Section 2.02(b) to purchase a portion of a Swing Line Advance made by the Swing Line Bank, (b) the Issuing Bank pursuant to Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by the Issuing Bank, (c) the Administrative Agent pursuant to Section 2.02(e) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (d) any other Lender Party pursuant to Section 2.15 to purchase any participation in Advances owing to such other Lender Party and (e) any Agent or the Issuing Bank to reimburse such Agent or the Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to such Agent or the Issuing Bank. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part. 18 13 "DEFAULTING LENDER" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in
Section 6.01(f). "DEGI GROUP" has the meaning specified in the Agreement and Plan of Recapitalization. "DOLLARS" and the sign "U.S.$" each means lawful money of the United States of America. "DOMESTIC LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance or other instrument pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the U.S. Borrower and the Administrative Agent. "DOMESTIC SUBSIDIARY" means any Subsidiary other than a Foreign Subsidiary. "EBITDA" means, in each case of the U.S. Borrower and each of its Subsidiaries, for any period, the sum (without duplication) of (a) Net Income, and (b) to the extent Net Income has been reduced thereby, (i) all income taxes and foreign withholding taxes paid or accrued for such period, (ii) Interest Expense, (iii) Non-cash Charges less any non-cash items increasing Net Income for such period (other than normal accruals in the ordinary course of business), (iv) any cash charges resulting from the Transactions and the related financings that, in each case, are incurred prior to the six month anniversary of the Initial Extension of Credit, and (v) any non-capitalized transactions costs incurred in connection with actual, proposed or abandoned financings, acquisitions or divestitures, including, but not limited to, financing and refinancing fees and costs incurred in connection with the Transactions, all as determined in accordance with GAAP for such period, provided that, for purposes of the last quarter of Fiscal Year 2000 and the first quarter of Fiscal Year 2001, Consolidated EBITDA of the U.S. Borrower and its Subsidiaries shall mean, respectively U.S.$58,300,000 and U.S.$54,900,000. "EFFECTIVE DATE" means the first date on which the conditions set forth in Article III are satisfied. "ELIGIBLE ASSIGNEE" means any commercial bank or financial institution (including, without limitation, any fund that regularly invests in loans similar to the Tranche A Euro Term Advances or Tranche B Term Advances) as approved (which approval shall be required only so long as no Event of Default has occurred and is continuing at the time of an assignment) by the U.S. Borrower (such approval not to be unreasonably withheld or delayed); provided, however, that neither any Loan Party nor any Subsidiary of a Loan Party shall qualify as an Eligible Assignee under this definition. 19 14 "ENVIRONMENTAL ACTION" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery,

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compensation or injunctive relief. "ENVIRONMENTAL LAW" means any applicable
Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction or decree, or any judicial or agency interpretation, policy or guidance having the force or effect of law, relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials. "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law. "EQUIPMENT" means all Equipment referred to in Section 1(a) of the Security Agreement. "EQUITY CONTRIBUTION" has the meaning specified in Section 3.01(h). "EQUITY INTERESTS" means, with respect to any Person, shares of capital stock of (or other ownership interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination. "EQUIVALENT" in Dollars of any Euros on any date means the equivalent in Dollars of such Euros determined by using the quoted spot rate at which the Administrative Agent's principal office in New York City offers to exchange Dollars for Euros in New York City prior to 4:00 P.M. (New York City time) (unless otherwise indicated by the terms of this Agreement) on such date, and the "EQUIVALENT" in Euros of any Dollars means the equivalent in Euros of such Dollars determined by using the quoted spot rate at which the Administrative Agent's principal office in New York City offers to exchange 20 15 Euros for Dollars in New York City prior to 4:00 P.M. (New York City time) (unless otherwise indicated by the terms of this Agreement) on such date. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 (b) or (c) of the Internal Revenue Code, and solely for purposes of Section 412 of the Internal Revenue Code, within the meaning of Section 414(m) or (o) of the Internal Revenue Code. "ERISA EVENT" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan. "EURO" and the sign "E." each means the single currency of the Participating Member States of the European Union. "EURO BORROWER" has the meaning specified in the recital of

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parties to this Agreement. "EURO LENDING OFFICE" means, with respect to any
Lender Party, the office of such Lender Party specified as its "Euro Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it becomes a Lender 21 16 Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Euro Borrower and the Administrative Agent. "EURO RATE" means, for any Interest Period for all Euro Rate Advances comprising part of the same Borrowing, (i) an interest rate per annum equal to the rate per annum appearing on Reuters Page EURIBOR-01 (or any successor page) at 11:00 A.M. (Brussels time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period, or (ii) if such rate per annum is not shown on Reuters Page EURIBOR-01 (or on such other page or service specified by the Administrative Agent after consultation with the Euro Borrower for the purpose of displaying the Banking Federation of the European Union rates for deposits in Euros), the average offered quotation by four prime banks in the Euro-zone interbank market to the Administrative Agent for Euro-deposits of amounts comparable to the principal amount of the Borrowing consisting of Euro Rate Advances with maturities comparable to the applicable Interest Period therefor, determined at 11:00 A.M. (Brussels time) two Business Days before the first day of such Interest Period, provided that, in the event (x) the Tranche A Euro Term Lenders shall have notified the Administrative Agent in accordance with Section 2.10(c)(ii) or (y) the circumstances described in Section 2.10(d)(ii) in respect of Euro Rate Advances shall have occurred, the Euro Rate determined pursuant to this definition shall instead be the rate per annum determined by the Administrative Agent from time to time as the all-in-cost of funds for the Administrative Agent to fund Euro Rate Advances with maturities comparable to the Interest Period applicable thereto. "EURO RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(a)(iii). "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time. "EURODOLLAR LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the U.S. Borrower and the Administrative Agent. "EURODOLLAR RATE" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period (provided that, if for any reason such rate is not available, 22 17 the term "Eurodollar Rate" shall mean, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates) by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. "EURODOLLAR RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(a)(ii). "EURODOLLAR RATE RESERVE PERCENTAGE" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities related to the basis on which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period. "EURO-ZONE" means the region composed of the Participating Member States. "EVENTS OF DEFAULT" has the meaning specified in Section 6.01. "EXCESS CASH FLOW" means, for any period, the lesser of (X) (a) the sum of: (i) Consolidated Net Income of the U.S. Borrower and its Subsidiaries for such period (without taking into account any income or gain from sales, transfers or other dispositions of assets) plus (ii) the aggregate amount of all Non-cash Charges deducted in arriving at such Consolidated Net Income plus (iii) if there was a net increase in Consolidated Current Liabilities of the U.S. Borrower and its Subsidiaries during such period, the amount of such net increase plus 23 18
(iv) if there was a net decrease in Consolidated Current Assets (excluding cash and Cash Equivalents) of the U.S Borrower and its Subsidiaries during such period, the amount of such net decrease plus (v) any Rollover Amount permitted to be used for Capital Expenditures during such period, to the extent not used during such period less (b) the sum of: (i) the aggregate amount of all non-cash credits included in arriving at such Consolidated Net Income plus (ii) if there was a net decrease in Consolidated Current Liabilities of the U.S. Borrower and its Subsidiaries during such period, the amount of such net decrease plus (iii) if there was a net increase in Consolidated Current Assets (excluding cash and Cash Equivalents) of the U.S. Borrower and its Subsidiaries during such period, the amount of such net increase plus (iv) the aggregate amount of Capital Expenditures of the U.S. Borrower and its Subsidiaries permitted to be made in accordance with the terms hereof and paid in cash (other than the Net Cash Proceeds from the sale, transfer or other dispositions of assets) during such period plus (v) the aggregate amount of all regularly scheduled principal payments of Debt for Borrowed Money made during such period plus (vi) the aggregate amount of all optional prepayments of Advances under the Tranche A Euro Term Facility, Tranche A U.S. Term Facility and the Tranche B Term Facility plus (vii) (without duplication) the aggregate amount of Investments made in cash during such period (other than with the proceeds of Debt) and otherwise permitted under this Agreement plus (viii) the Rollover Amount for such period, and (Y) the excess, as of the last day of such period, of the aggregate principal amount of cash and Cash Equivalents of the U.S. Borrower and its Subsidiaries over U.S.$35,000,000. "EXCLUDED TAXES" has the meaning specified in
Section 2.12(a). 24 19 "EXCLUDED VOTING INTERESTS" means (i) the Voting Interests held by Dresser Industries, Inc. on the Effective Date in the U.S. Borrower, (ii) any Voting Interests of the U.S. Borrower issued to or any Voting Interests of the U.S. Borrower underlying any warrants, rights or options granted to or for the benefit of management of the U.S. Borrower or any of its Subsidiaries, (iii) the Voting Interests of the U.S. Borrower (up to 10% in the aggregate of the Voting Interests of the U.S. Borrower on a fully-diluted basis) issued as full or partial consideration in connection with Permitted Acquisitions, and (iv) the Voting Interests of the U.S. Borrower issued as full or partial consideration in connection with the Pending Acquisition. "EXISTING DEBT" means Debt of each Loan Party and its Subsidiaries outstanding immediately before giving effect to the consummation of the Transaction. "EXTRAORDINARY RECEIPT" means any cash received by or paid to or for the account of any Person that under GAAP is required to be reported as an extraordinary item, excluding any sale, lease, transfer or other disposition of assets but including, without limitation, any such extraordinary items resulting from (i) pension plan reversions, (ii) proceeds of property insurance in excess of, in the aggregate, U.S.$1,000,000, (iii) condemnation awards in excess of, in the aggregate, U.S.$1,000,000 (and payments in lieu thereof), and (iv) indemnity payments received pursuant to Article XII of the Agreement and Plan of Recapitalization in an amount in excess of, in the aggregate, U.S.$1,000,000; provided, however, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (A) in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received, so long as such application is made within 12

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months after the occurrence of such damage or loss or (B) are received by any
Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto. "FACILITY" means the Tranche A U.S. Term Facility, the Tranche A Euro Term Facility, the Tranche B Term Facility, the Revolving Credit Facility, the Swing Line Facility or the Letter of Credit Facility. "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the 25 20 Administrative Agent from three Federal funds brokers of recognized standing selected by it. "FEE LETTER" means the fee letter dated January 30, 2001 and entered into by and between the U.S. Borrower and the Administrative Agent, as amended. "FISCAL YEAR" means a fiscal year of the Parent and its Consolidated Subsidiaries ending on December 31 in any calendar year. "FOREIGN SUBSIDIARY" means a Subsidiary organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia. "FUNDED DEBT" of any Person, means Debt in respect of the Advances, in the case of each of the Borrowers, and all other Debt of such Person that by its terms matures more than one year after the date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including, without limitation, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination. "GAAP" has the meaning specified in
Section 1.03. "GUARANTIES" means the Parent Guaranty and the Subsidiary Guaranty. "GUARANTORS" means the Parent and the Subsidiary Guarantors. "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law. "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements. "HEDGE BANK" means any Lender Party or an Affiliate of a Lender Party in its capacity as a party to a Secured Hedge Agreement. "INCREASE DATES" has the meaning specified in Section 2.17. "INCREASING LENDER" has the meaning specified in Section 2.17. "INDEMNIFIED PARTY" has the meaning specified in Section 9.04(b). 26 21 "INDENTURE" means the indenture dated as of the date hereof, and entered into by and among, the U.S. Borrower, the Subsidiary Guarantors and State Street Bank and Trust Company, as trustee, as such indenture may be amended, supplemented or otherwise modified from time to time in accordance with its terms to the extent permitted by Section 5.02(p). "INFORMATION MEMORANDUM" means the information memorandum dated March 2001 used by the Joint Lead Arrangers in connection with the syndication of the Commitments. "INITIAL EXTENSION OF CREDIT" means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit hereunder. "INITIAL ISSUING BANK" and "INITIAL LENDERS" each has the meaning specified in the recital of parties to this Agreement. "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in
Section 4001(a)(18) of ERISA. "INTEREST COVERAGE RATIO" means, for any period, the ratio of (a) Consolidated EBITDA of the U.S. Borrower and its Subsidiaries to (b) the sum of (i) Consolidated Interest Expense of the U.S. Borrower and its Subsidiaries and (ii) without duplication, for the U.S. Borrower and its Subsidiaries, determined on a Consolidated basis, the aggregate amount of dividends paid or payable with respect to Preferred Interests that are not Qualified Preferred Stock, during such period. "INTEREST EXPENSE" means, in each case of the U.S. Borrower and each of its Subsidiaries, for any period, the sum

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(without duplication) of: (i) the aggregate of all cash and non-cash interest expense with respect to all outstanding Debt, including the net costs associated with interest rate Hedge Agreements, but excluding the amortization or write-off of debt issuance costs, (ii) the interest expense that was capitalized during such period, and (iii) the interest component of Capitalized Leases paid, accrued and/or scheduled to be paid or accrued, all as determined in accordance with GAAP for such period, provided that, for purposes of the last quarter of Fiscal Year 2000 and the first quarter of Fiscal Year 2001, Consolidated Interest Expense of the U.S. Borrower and its Subsidiaries shall mean, for each of such fiscal quarters, U.S.$22,000,000. "INTEREST PERIOD" means (A) for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the U.S. Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the U.S. Borrower pursuant to the provisions below, and (B) for each 27 22 Euro Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Euro Rate Advance and ending on the last day of the period selected by the Euro Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Euro Borrower pursuant to the provisions below. The duration of each Interest Period with respect to any Euro Rate or Eurodollar Rate Advances shall be one, two, three or six months, or, to the extent made available by all the Appropriate Lenders, twelve months, as the Applicable Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that: (a) the U.S. Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date; (b) the Euro Borrower may not select any Interest Period with respect to any Euro Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Euro Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date; (c) Interest Periods commencing on the same date for Euro Rate Advances or Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration; (d) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; (e) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of 28 23 months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month; and (f) notwithstanding anything provided herein, the Applicable Borrower shall only be entitled to select an Interest Period of seven days with regard to any Euro Rate or Eurodollar Rate Advances to be made as of the Initial Extension of Credit. "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. "INVENTORY" means all Inventory referred to in Section 1(b) of the Security Agreement. "INVESTMENT" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the

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assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "Debt" in respect of such Person. "ISSUING BANK" means the Initial Issuing Bank and any Eligible Assignee to which a Letter of Credit Commitment hereunder has been assigned pursuant to Section
9.07 so long as such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register), for so long as such Initial Issuing Bank or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment. "IPO" means a bona fide underwritten initial public offering of Voting Interests of the U.S. Borrower, with aggregate gross proceeds of at least U.S.$100,000,000. "JOINT LEAD ARRANGERS" means each of MSSF and CSFB. "L/C CASH COLLATERAL ACCOUNT" has the meaning specified in the Security Agreement. "L/C RELATED DOCUMENTS" has the meaning specified in Section 2.04(f)(ii). "LENDER PARTY" means any Lender, the Swing Line Bank or the Issuing Bank. 29 24 "LENDERS" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 9.07 or pursuant to Section 2.17 or pursuant to any amendment to this Agreement, for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement. "LETTER OF CREDIT ADVANCE" means an advance made by the Issuing Bank or any Revolving Credit Lender pursuant to Section 2.03(c). "LETTER OF CREDIT AGREEMENT" has the meaning specified in Section 2.03(a). "LETTER OF CREDIT COMMITMENT" means, with respect to the Issuing Bank at any time, the amount set forth opposite the Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment" or, if the Issuing Bank has entered into one or more Assignment and Acceptances, set forth for the Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as the Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to
Section 2.05. "LETTER OF CREDIT FACILITY" means, at any time, an amount equal to the lesser of (a) the amount of the Issuing Bank's Letter of Credit Commitment at such time and (b) U.S.$50,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.05. "LETTERS OF CREDIT" has the meaning specified in Section 2.01(f). "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property. "LOAN DOCUMENTS" means (a) for purposes of this Agreement and the Notes and any amendment, supplement or modification hereof or thereof, (i) this Agreement, (ii) the Notes, (iii) the Guaranties, (iv) the Collateral Documents and (v) the Fee Letter, (vi) each Letter of Credit Agreement and (b) for purposes of the Guaranties and the Collateral Documents and for all other purposes other than for purposes of this Agreement and the Notes, (i) this Agreement, (ii) the Notes, (iii) the Guaranties, (iv) the Collateral Documents, (v) the Fee Letter, (vi) each Letter of Credit Agreement and (vii) each Secured Hedge Agreement, in each case as amended. "LOAN PARTIES" means each of the Borrowers and each of the Guarantors. "MARGIN STOCK" has the meaning specified in Regulation U. 30 25 "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, condition (financial or otherwise), operations, performance or properties of the Parent and its Subsidiaries, taken as a whole. "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Parent and its Subsidiaries, taken as a whole, (b) the rights and remedies of any Agent or any Lender Party under any Transaction Document or
(c) the ability of any Loan Party to perform its material Obligations under any Loan Document. "MATERIAL SUBSIDIARY" means, at any time, with respect to a Loan Party, a Subsidiary of such Loan Party having assets in an amount equal to at least 5% of the amount of total Consolidated assets of such Loan Party and its

                                    Page 17

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Subsidiaries (determined as of the last day of the most recent fiscal quarter of such Loan Party) or revenues or net income in an amount equal to at least 5% of the amount of total Consolidated revenues or net income of such Loan Party and its Subsidiaries for the 12-month period ending on the last day of the most recent fiscal quarter of such Loan Party; provided, however, that, (x) the aggregate assets of all non-Material Subsidiaries of such Loan Party shall not, at any time, exceed 10% of the amount of total Consolidated assets of such Loan Party and its Subsidiaries (determined as of the last day of the most recent fiscal quarter of such Loan Party) and (y) the aggregate revenues or net income of all non-Material Subsidiaries of such Loan Party shall not exceed 10% of the amount of total Consolidated revenues or net income of such Loan Party and its Subsidiaries for the 12-month period ending on the last day of the most recent fiscal quarter of such Loan Party. "MORTGAGE POLICIES" has the meaning specified in Section 5.02(n). "MORTGAGES" has the meaning specified in Section 5.02(n). "MSSF" has the meaning specified in the recital of parties hereto.
"MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in Section
4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions. "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could reasonably be expected to have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated. 31 26 "NET CASH PROCEEDS" means, with respect to any sale, lease, transfer or other disposition of any asset or the incurrence or issuance of any Debt or the sale or issuance of any Equity Interests to any Person other than by the U.S. Borrower to the Parent or by any Subsidiary of the U.S. Borrower to the U.S. Borrower or another Subsidiary of the U.S. Borrower (including, without limitation, receipt of any capital contribution) by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction and (c) the amount of any Debt secured by a Lien on such asset that, by the terms of the agreement or instrument governing such Debt, is required to be repaid (and that is repaid) upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof; provided, however, that in the case of taxes that are deductible under clause (b) above but for the fact that, at the time of receipt of such cash, such taxes have not been actually paid or are not then payable, such Loan Party or such Subsidiary may deduct an amount (the "RESERVED AMOUNT") equal to the amount reserved in accordance with GAAP for such Loan Party's or such Subsidiary's reasonable estimate of such taxes, other than taxes for which such Loan Party or such Subsidiary is indemnified, provided further, however, that, at the time such taxes are paid, an amount equal to the amount, if any, by which the Reserved Amount for such taxes exceeds the amount of such taxes actually paid shall constitute "Net Cash Proceeds" of the type for which such taxes were reserved for all purposes hereunder; and provided further still that Net Cash Proceeds from the sale, lease, transfer or other disposition of any asset or from Extraordinary Receipts shall be determined (and, for the purposes of Section 2.05(b), be deemed to have been received) as of the first anniversary of the actual receipt thereof and shall not include any amount of cash proceeds received in connection with such transaction to the extent such cash proceeds are reinvested in the business of the U.S. Borrower or any of its Subsidiaries, so long as application is made within 12 months after the actual receipt thereof. "NET INCOME" means, in each case of the U.S. Borrower and each of its Subsidiaries, for any period, the aggregate net income (or loss) for such period, determined in accordance with GAAP and without any deduction in respect of distributions with respect to Preferred Interests; provided that there shall be excluded from the definition of Net Income, in each case of the U.S. Borrower and each of its Subsidiaries: (i) gains and losses from Asset Sales (without regard to the U.S.$5,000,000 limitation set forth in the definition thereof) and the related tax effects, (ii) gains and losses due solely to fluctuations in currency values and the related tax effects, (iii) all 32 27 extraordinary, unusual or nonrecurring charges, gains and losses (including, without limitation, all restructuring costs and any expense or charge related to the repurchase of Equity Interests or warrants or options to purchase Equity Interests) and the related tax effects, (iv) the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Subsidiary or is merged or consolidated with or into the U.S. Borrower or any Subsidiary of the U.S. Borrower, (v) the net income (or loss) of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is prohibited by contract, operation of law or otherwise, (vi) the net loss of any Person, other than a Subsidiary of the U.S. Borrower, (vii) the net income of any Person, other than a Subsidiary of the U.S. Borrower, except to the extent of cash dividends or distributions paid to the U.S. Borrower or a Subsidiary of the U.S. Borrower by such Person, (viii) in the case of a successor to the U.S. Borrower or any of its Subsidiaries by consolidation or merger or as a transferee of the U.S. Borrower's or such Subsidiary's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets, and (ix) any non-cash compensation charges, including any arising from existing stock options resulting from any merger or recapitalization transaction, all as determined in accordance with GAAP for such period. "NON-CASH CHARGES" means, in each case of the U.S. Borrower and each of its Subsidiaries, for any period, the aggregate depreciation, amortization and other non-cash charges and expenses reducing Net Income of the U.S. Borrower or any of its Subsidiaries for such period, all as determined on a consolidated basis in accordance with GAAP (excluding any such charges that require an accrual of or a reserve for cash payments for any future period other than accruals or reserves in the ordinary course of business or associated with mandatory repurchases of Equity
Interests). Notwithstanding the foregoing, accruals in respect of payables in the ordinary course of business shall be deemed not to constitute a "Non-cash Charge." "NON-U.S. SECURITY DOCUMENTS" has the meaning specified in Section 3.01(a)(iv). "NOTE" means a Tranche A U.S. Term Note, a Tranche A Euro Term
Note, a Tranche B Term Note or a Revolving Credit Note. "NOTICE OF BORROWING" has the meaning specified in Section 2.02(a). "NOTICE OF ISSUANCE" has the meaning specified in Section 2.03(a). "NOTICE OF RENEWAL" has the meaning specified in Section 2.01(f). "NOTICE OF TERMINATION" has the meaning specified in Section 2.01(f). "NPL" means the National Priorities List under CERCLA. 33 28 "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents shall include the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document. "OPEN YEAR" has the meaning specified in Section 4.01(8)(iii). "OTHER TAXES" has the meaning specified in Section 2.12(b). "PARENT" has the meaning specified in the recital of parties to this Agreement. "PARENT GUARANTY" means the guaranty of the Parent set forth in Article VIII. "PARTICIPATING MEMBER STATES" means a member state of the European Communities that adopts or has adopted the euro as its currency in accordance with legislation of the European Union relating to the European Economic and Monetary

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Union. "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).
"PENDING ACQUISITION" means the acquisition by the U.S. Borrower of all or substantially all of the Equity Interests in, or assets of, Subsidiaries of Affiliates of First Reserve Corporation, which Subsidiaries are primarily engaged in the production of valve equipment, complementing the U.S. Borrower's existing product line, which acquisition shall satisfy either of the following conditions: (a) a majority of the disinterested members of the board of directors of the U.S. Borrower shall determine in good faith that such acquisition is on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the U.S. Borrower; or (b) the board of directors of the U.S. Borrower shall obtain an opinion from a nationally recognized investment banking, appraisal or accounting firm that such acquisition is on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the U.S. Borrower. 34 29 "PERMITTED ACQUISITION" means any purchase by the U.S. Borrower or any of its Subsidiaries of all or substantially all of the Equity Interests in, or assets of, or business conducted by, another Person or the merger, consolidation or amalgamation of any Person with or into the U.S. Borrower or any of its Subsidiaries if all of the following conditions are met:
(a) immediately before and after giving effect to such purchase, merger, consolidation or amalgamation, no Default has occurred and is continuing or would result therefrom; (b) the Person or business acquired in such acquisition shall not be engaged in any material respect in any business other than a Permitted Business; (c) immediately before and after giving effect to such purchase, merger, consolidation or amalgamation, the U.S. Borrower shall be in pro forma compliance with the covenants contained in Section 5.04, calculated based on the financial statements most recently delivered to the Lender Parties pursuant to Section 5.03 and as though such acquisition had occurred at the beginning of the four-quarter period covered thereby, as evidenced by a certificate of the Chief Financial Officer of the U.S. Borrower delivered to the Lender Parties demonstrating such compliance; (d) all transactions related thereto are consummated in compliance, in all material respects, with applicable requirements of law; (e) all actions, if any, required to be taken hereunder with respect to any acquired or newly formed Subsidiary and its property are taken as and when required; and (f) the aggregate consideration for such acquisition, when added to all such consideration for all such prior acquisitions (not taking into account the Pending Acquisition), shall not exceed the sum of (i) U.S.$95,000,000 and (ii) the lesser of (A) U.S.$50,000,000 and
(B) the aggregate amount of all payments on the Tranche A U.S. Term Advances, the Tranche A Euro Term Advances and the Tranche B Term Advances previously made from (x) Excess Cash Flow, (y) Net Cash Proceeds from any sale, lease transfer or other disposition of any assets, or (z) optional prepayments. Notwithstanding anything to the contrary contained in this definition of Permitted Acquisition, an acquisition which does not otherwise meet the requirements set forth above shall constitute a Permitted Acquisition if, and to the extent, the Required Lenders agree in writing that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement. 35 30 "PERMITTED BUSINESS" shall mean each business conducted by the Parent, the U.S. Borrower and its Subsidiaries on the Effective Date and any other business or activity that is related thereto or a reasonable extension thereof. "PERMITTED ENCUMBRANCES" has the meaning specified in clause (ii) or (ix) of the definition of "Permitted Liens", and as to which no enforcement, collection, execution, levy or foreclosure procedure shall have been commenced. "PERMITTED INVESTORS" shall mean First Reserve Corporation, its Affiliates and any general or limited partners of First Reserve Corporation on the Effective Date, Odyssey Investment Partners Fund, LP, its Affiliates and any general or limited partners of Odyssey Investment Partners Fund, LP on the Effective Date. "PERMITTED LIENS" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (i) Liens for taxes, assessments and governmental charges or levies that are not yet due and payable or are being contested in good faith and by appropriate proceedings and as to

                                    Page 20

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which reserves shall be maintained in accordance with Section 5.01(b), (ii)
statutory or common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other similar Liens, arising in the ordinary course of business for sums which either (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the U.S. Borrower or any of its Subsidiaries or (y) are not yet delinquent or are being contested in good faith by appropriate proceedings, (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security laws or regulations, (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a like-nature, in each case in the ordinary course of business, and a bank's unexercised right of set-off with respect to deposits made in the ordinary course, (v) licenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of the U.S. Borrower or any of its Subsidiaries, taken as a whole, (vi) any interest or title of a lessor or licensor in any property subject to any lease or license in the ordinary course of such lessor's or licensor's business and covering only the assets so leased or licensed, (vii) Liens arising out of judgments, decrees or attachments (other than in circumstances constituting an Event of Default) in respect of which, within 5 Business Days after the enforcement of such Lien, the U.S. Borrower or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and shall have secured a subsisting stay of execution pending such appeal or proceedings for review, (viii) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, (ix) easements, rights-of-way, restrictions and other similar encumbrances 36 31 incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the U.S. Borrower or any Subsidiary, and (x) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligation in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods. "PERMITTED SUBORDINATED DEBT" shall mean either (a) Debt for Borrowed Money of the U.S. Borrower or the Subsidiary Guarantors incurred to pay or finance purchase consideration for a Permitted Acquisition or the Pending Acquisition or to finance any repayment of outstanding Tranche A U.S. Term Advances, Tranche A Euro Term Advances and Tranche B Term Advances, the governing documents of which either (x) contain covenants, defaults, subsidiary guarantees and subordination provisions at least as favorable (taken as a whole) to the Lender Parties as those set forth in the Senior Subordinated Debt Documents and do not require any principal payments prior to the tenth anniversary of the Effective Date (except in the case of a Change of Control or any sale, lease, transfer or other disposition of any assets on the terms set forth in the Senior Subordinated Debt Documents) or (y) contain terms and conditions that are otherwise reasonably satisfactory to the Required Lenders or (b) Preferred Interests of the U.S. Borrower that are not Qualified Preferred Stock, provided, in each case, that immediately after the incurrence or issuance of such Debt the U.S. Borrower shall be in pro forma compliance with the covenants contained in Section 5.04, calculated based on the financial statements most recently delivered to the Lender Parties pursuant to Section 5.03, as evidenced by a certificate of the Chief Financial Officer of the U.S. Borrower delivered to the Lender Parties demonstrating such compliance. "PERMITTED SUBORDINATED REFINANCING DEBT" shall mean Debt of the U.S. Borrower or the Subsidiary Guarantors issued or given in exchange for, or all the proceeds of which are used to refinance, all or any portion of any outstanding Senior Subordinated Debt or Permitted Subordinated Debt, so long as (a) such Debt has weighted average life to maturity greater than or equal to the weighted average life to maturity of the Senior Subordinated Notes, (b) such refinancing does not (i) increase the amount of

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such Debt outstanding immediately prior to such refinancing or (ii) add guarantors, obligors or security from that which applied to the Senior Subordinated Notes, (c) such Debt has substantially the same (or, from the perspective of the Lender Parties, more favorable) subordination provisions, if any, as applied to the Senior Subordinated Notes, (d) all other terms of such refinancing (including, without limitation, with respect to the redemption provisions, maturities, covenants, defaults and remedies), are not, taken as a whole, materially less favorable to the Lender Parties than those previously existing with respect to the Senior Subordinated Notes, (e) the interest rate applicable to any such refinancing does not exceed the then applicable market interest rate, and (f) no Default or Event of Default shall be in existence of the time of such 37 32 refinancing or immediately after giving effect thereto, provided, in each case, that immediately after the incurrence or issuance of such Debt the U.S. Borrower shall be in pro forma compliance with the covenants contained in Section 5.04, calculated based on the financial statements most recently delivered to the Lender Parties pursuant to Section 5.03, as evidenced by a certificate of the Chief Financial Officer of the U.S. Borrower delivered to the Lender Parties demonstrating such compliance. "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof. "PLAN" means a Single Employer Plan or a Multiple Employer Plan. "PLEDGED DEBT" has the meaning specified in the Security Agreement. "PLEDGED SHARES" has the meaning specified in the Security Agreement. "PREFERRED INTERESTS" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation. "PRO FORMA ADJUSTED EBITDA" for any period, means Consolidated EBITDA of the U.S. Borrower and its Subsidiaries for such period adjusted to give effect on a pro forma basis for such period to any sale, transfer, lease or other disposition of assets permitted by the terms of this Agreement or a Permitted Acquisition or the Pending Acquisition (including, without limitation, (A) any Permitted Acquisition or the Pending Acquisition giving rise to the need to make such adjustments as a result of the U.S. Borrower or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Permitted Acquisition or Pending Acquisition) incurring, assuming or otherwise being liable for Debt that was outstanding immediately prior to the consummation of such Permitted Acquisition or Pending Acquisition and was not incurred in connection with, or in contemplation of, such Permitted Acquisition or Pending Acquisition, and (B) any Consolidated EBITDA including any pro forma expense and cost reductions and other operating improvements that have occurred or are reasonably expected to occur in the reasonable judgment of the Chief Financial Officer of the U.S. Borrower (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with GAAP, Regulation S-X of the Securities Act of 1933 or any other regulation or policy of the SEC related thereto) attributable to the assets which are the subject of such sale, transfer, lease, other disposition or acquisition and without regard to clause (iv) of the definition of Net Income) occurring during the four fiscal quarter period ended on the last date of such 38 33 period, as if such sale, transfer, lease, other disposition or acquisition occurred on the first date of such four fiscal quarter period. "PRO RATA SHARE" of any amount means, with respect to any Revolving Credit Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or Section 6.01, such Lender's Revolving Credit Commitment as in effect immediately prior to such termination) and the denominator of which is the Revolving Credit Facility at such time (or, if the Commitments shall have been terminated pursuant to Section
2.05 or Section 6.01, the Revolving Credit Facility as in effect immediately prior to such termination). "QUALIFIED PREFERRED STOCK" shall mean any Preferred Interest of the U.S. Borrower in respect of which no dividends thereon (other than dividends payable solely in kind) shall be required to be paid at any time

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or to the extent that such payment would be prohibited by the terms of this
Agreement, and that is not redeemable prior to the tenth anniversary of the Effective Date under any circumstance, except (i) for Permitted Subordinated Debt or (ii) upon a Change of Control, if payment of the redemption price upon a Change of Control is required and only if permitted by the terms of this Agreement. "RECAPITALIZATION" has the meaning specified in the Preliminary Statements. "RECEIVABLES" means all Receivables referred to in Section 1(c) of the Security Agreement. "REDEEMABLE" means, with respect to any Equity Interest, any Debt or any other right or Obligation, any such Equity Interest, Debt, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder. "REDUCTION AMOUNT" has the meaning specified in Section 2.06(b)(v). "REGISTER" has the meaning specified in Section 9.07(d). "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time. "RELATED DOCUMENTS" means the Agreement and Plan of Recapitalization, the Senior Subordinated Debt Documents, the Tax Agreement and the Sponsors Letter. 39 34 "RELATED PARTY" with respect to any Permitted Investor means, (a) (i) any spouse, sibling, parent, or child of such Permitted Investor, or (ii) the estate of any Permitted Investor during any period in which such estate holds capital stock of the U.S. Borrower for the benefit of any Person referred to in clause
(a)(i) above, or (b) any trust, corporation, partnership, limited liability company or other entity the beneficiaries, stockholders, partners, owners or Persons beneficially owning an interest of more than 50% of which consist of, or the sole managing member of which is, one or more Permitted Investors and/or such other Persons referred to in the immediately preceding clause (a). "REQUIRED LENDERS" means, at any time, Lenders owed or holding at least a majority in interest of the aggregate principal amount (based, in the case of the Tranche A Euro Term Facility, on the Equivalent in Dollars at such time) of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) the aggregate unused Commitments under all Facilities (other than the Revolving Credit Facility, the Swing Line Facility or the Letter of Credit Facility) at such time and (d) the aggregate Unused Revolving Credit Commitments at such time; provided, however, that, if any Lender shall be either (i) a Defaulting Lender or (ii) an Affiliate of any Loan Party at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount (based, to the extent applicable, on the Equivalent in Dollars at such time) of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender's Pro Rata share of the aggregate Available Amount of all Letters of Credit outstanding at such time, (C) the aggregate unused Commitments of such Lender under all Facilities (other than the Revolving Credit Facility, the Swing Line Facility or the Letter of Credit Facility) at such time and (D) the Unused Revolving Credit Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments. "RESPONSIBLE OFFICER" means any officer of any Loan Party or any of its Subsidiaries. "REVOLVING CREDIT ADVANCE" has the meaning specified in Section 2.01(d). "REVOLVING CREDIT BORROWING" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Revolving Credit Lenders. "REVOLVING CREDIT COMMITMENT" means, with respect to any Revolving Credit Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered 40 35 into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05. "REVOLVING CREDIT FACILITY" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit

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Commitments at such time. "REVOLVING CREDIT LENDER" means any Lender that has a
Revolving Credit Commitment. "REVOLVING CREDIT NOTE" means a promissory note of the U.S. Borrower payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the U.S. Borrower to such Lender resulting from the Revolving Credit Advances, Letter of Credit Advances and Swing Line Advances made by such Lender, as amended. If requested by the Swing Line Bank, the commitment of the Swing Line Bank to make Swing Line Advances shall be evidenced by a separate promissory note. "ROLLOVER AMOUNT" has the meaning specified in Section 5.02(n). "SECURED HEDGE AGREEMENT" means any Hedge Agreement required or permitted under
Article V that is entered into by and between any Loan Party and any Hedge Bank. "SECURED OBLIGATIONS" has the meaning specified in Section 2 of the Security Agreement. "SECURED PARTIES" means the Agents, the Lender Parties and the Hedge Banks. "SECURITY AGREEMENT" has the meaning specified in Section 3.01(a)(ii). "SENIOR SUBORDINATED DEBT" means any Debt issued pursuant to the Indenture and any other Debt of any Loan Party that is subordinated to the Obligations of such Loan Party under the Loan Documents on, and that otherwise contains, terms and conditions satisfactory to the Required Lenders. "SENIOR SUBORDINATED DEBT DOCUMENTS" means the Indenture and all other agreements, indentures and instruments pursuant to which Senior Subordinated Debt is issued, in each case as amended, to the extent permitted under Section 5.02(p). "SPONSORS LETTER" means the letter dated as of April 10, 2001 from First Reserve Corporation and Odyssey Investments Partners, LLC to the U.S. Borrower. 41 36 "SENIOR SUBORDINATED NOTES" means the senior subordinated notes of the U.S. Borrower in an aggregate principal amount of U.S.$300,000,000 issued pursuant to the Indenture. "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could reasonably be expected to have liability under
Section 4069 of ERISA in the event such plan has been or were to be terminated. "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. "STANDBY LETTER OF CREDIT" means any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit. "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries. "SUBSIDIARY GUARANTORS" means the Subsidiaries of the U.S. Borrower listed on Schedule II hereto and each other Subsidiary of the U.S. Borrower that shall be required to execute and deliver a guaranty pursuant to Section 5.01(j). 42 37 "SUBSIDIARY GUARANTY" means the guaranty of the Subsidiary Guarantors set forth in Article VIII. "SUPERMAJORITY LENDERS" means, at any time, with respect a Facility, Lenders

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owed or holding at least two-thirds in interest of the aggregate principal amount (based, in the case of the Tranche A Euro Term Facility, on the Equivalent in Dollars at such time) of the sum of (a) the aggregate principal amount of the Advances outstanding at such time under such Facility and (b) the aggregate unused Commitments at such time under such Facility (which, for purposes of the Revolving Credit Facility, shall be equal to the Unused Revolving Credit Commitments at such time); provided, however, that if any Lender shall be either (i) a Defaulting Lender or (ii) an Affiliate of any Loan Party at such time, there shall be excluded from the determination of Supermajority Lenders at such time (A) the aggregate principal amount (based, in the case of the Tranche A Euro Term Facility, on the Equivalent in Dollars at such time) of the Advances owing to such Lender (in its capacity as a Lender), and outstanding at such time under such Facility, and (B) the aggregate unused Commitments of such Lender at such time under such Facility (which, for purposes of the Revolving Credit Facility, shall be equal to the Unused Revolving Credit Commitments at such time). For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments under the Revolving Credit Facility. "SURVIVING DEBT" means Debt of each Loan Party and its Subsidiaries outstanding immediately before and after giving effect to the Transaction. "SWING LINE ADVANCE" means an advance made by (a) the Swing Line Bank pursuant to Section 2.01(e) or (b) any Revolving Credit Lender pursuant to Section 2.02(c). "SWING LINE BANK" means Wells Fargo Bank Texas, N.A. and each Person that shall become the Swing Line Bank hereunder pursuant to Section 9.07. "SWING LINE BORROWING" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank pursuant to Section 2.01(e) or the Revolving Credit Lenders pursuant to Section 2.02(c). "SWING LINE FACILITY" has the meaning specified in
Section 2.01(e). "SWING LINE RESERVE" has the meaning specified in Section 2.02(b). "SYNDICATION AGENT" has the meaning specified in the recital of parties to this Agreement. 43 38 "TAX AGREEMENT" means that certain tax sharing agreement entered into by and between the U.S. Borrower and the Parent, as amended, supplemented or otherwise modified from time to time, to the extent permitted under Section 5.02(p). "TAX CERTIFICATE" has the meaning specified in
Section 5.03(k). "TAXES" has the meaning specified in Section 2.12(a). "TERMINATION DATE" means the earlier of (a) the date of termination in whole of the Revolving Credit Commitments, the Letter of Credit Commitment, the Tranche A U.S. Term Commitments, the Tranche A Euro Term Commitments and the Tranche B Term Commitments pursuant to Section 2.05 or Section 6.01 and (b) (i) for purposes of the Revolving Credit Facility, the Letter of Credit Facility, the Tranche A U.S. Term Facility and the Tranche A Euro Term Facility, April 10, 2007, and (ii) for purposes of the Tranche B Term and for all other purposes, April 10, 2009. "TOTAL DEBT/EBITDA RATIO" means, for any period, the ratio of
(A) the sum of (i) Consolidated Debt for Borrowed Money of the U.S. Borrower and its Subsidiaries on the last day of such period, and (ii) without duplication, for the U.S. Borrower and its Subsidiaries, determined on a Consolidated basis, the aggregate amount of the liquidation preference with respect to any Preferred Interests that are not Qualified Preferred Stock issued and outstanding on the last day of such period to (B) Consolidated Pro Forma Adjusted EBITDA of the U.S. Borrower and its Subsidiaries for the four fiscal quarter period ending on the last day of such period, provided there shall be excluded, solely for the purpose of the calculation of Consolidated Debt for Borrowed Money for this definition, any cash or Cash Equivalents maintained by the U.S. Borrower or any of its Subsidiaries for any date of determination during the Fiscal Year ended December 31, 2001. "TRADE LETTER OF CREDIT" means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of Inventory (in its capacity as such) to the U.S. Borrower or any of its Subsidiaries to effect payment for such Inventory. "TRANCHE A EURO TERM ADVANCE" has the meaning specified in Section 2.01(b). "TRANCHE A EURO TERM BORROWING" means a borrowing consisting of simultaneous Tranche A Euro Term Advances made by the Tranche A Euro Term Lenders. "TRANCHE A EURO TERM COMMITMENT" means, with respect to any Tranche A Euro Term Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Tranche A

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Euro Term Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to 44 39 Section 9.07(d) as such Lender's "Tranche A Euro Term Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05. "TRANCHE A EURO TERM FACILITY" means, at any time, the aggregate amount of the Tranche A Euro Term Lenders' Tranche A Euro Term Commitments at such time. "TRANCHE A EURO TERM LENDER" means any Lender that has a Tranche A Euro Term Commitment. "TRANCHE A EURO TERM NOTE" means a promissory note of the Euro Borrower payable to the order of any Tranche A Euro Term Lender, in substantially the form of Exhibit A-3 hereto, evidencing the indebtedness of the Euro Borrower to such Lender resulting from the Tranche A Euro Term Advance made by such Lender, as amended. "TRANCHE A U.S. TERM ADVANCE" has the meaning specified in Section 2.01(a). "TRANCHE A U.S. TERM BORROWING" means a borrowing consisting of simultaneous Tranche A U.S. Term Advances of the same Type made by the Tranche A U.S. Term Lenders. "TRANCHE A U.S. TERM COMMITMENT" means, with respect to any Tranche A U.S. Term Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Tranche A U.S. Term Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Tranche A U.S. Term Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05. "TRANCHE A U.S. TERM FACILITY" means, at any time, the aggregate amount of the Tranche A U.S. Term Lenders' Tranche A U.S. Term Commitments at such time. "TRANCHE A U.S. TERM LENDER" means any Lender that has a Tranche A U.S. Term Commitment. "TRANCHE A U.S. TERM NOTE" means a promissory note of the U.S. Borrower payable to the order of any Tranche A U.S. Term Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the U.S. Borrower to such Lender resulting from the Tranche
A U.S. Term Advance made by such Lender, as amended. "TRANCHE B TERM ADVANCE" has the meaning specified in Section 2.01(c). "TRANCHE B TERM BORROWING" means a borrowing consisting of simultaneous Tranche B Term Advances of the same Type made by the Tranche B Term Lenders. 45 40 "TRANCHE B TERM COMMITMENT" means, with respect to any Tranche B Term Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Tranche B Term Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Tranche B Term Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05. "TRANCHE B TERM FACILITY" means, at any time, the aggregate amount of the Term Lenders' Tranche B Term Commitments at such time. "TRANCHE B TERM LENDER" means any Lender that has a Tranche B Term Commitment. "TRANCHE B TERM NOTE" means a promissory note of the U.S. Borrower payable to the order of any Tranche B Term Lender, in substantially the form of Exhibit A-4 hereto, evidencing the indebtedness of the U.S. Borrower to such Lender resulting from the Tranche B Term Advance made by such Lender, as amended. "TRANSACTION" means the Recapitalization and the other transactions contemplated by the Transaction Documents. "TRANSACTION DOCUMENTS" means, collectively, the Loan Documents and the Related Documents. "TYPE" refers to the distinction among Advances bearing interest based on the Base Rate, Advances bearing interest based on the Eurodollar Rate and Advances bearing interest based on the Euro Rate. "UNUSED REVOLVING CREDIT COMMITMENT" means, with respect to any Revolving Credit Lender at any time, (a) such Lender's Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances made by such Lender and outstanding at such time plus (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letter of Credit outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.03(c) and outstanding at such time and (C) the Swing Line Reserve at such time. "U.S. BORROWER" has the meaning specified in the recital of parties to this Agreement. "VOTING INTERESTS" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons 46 41 performing similar functions) of such Person,

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even if the right so to vote has been suspended by the happening of such a contingency. "WELFARE PLAN" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability. "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA. SECTION 1.02. Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "FROM" means "from and including" and the words "TO" and "UNTIL" each mean "to but excluding". References in the Loan Documents to any agreement or contract shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms and in compliance with the Loan Documents. SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(g) ("GAAP"). ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES AND THE LETTERS OF CREDIT SECTION 2.01. The Advances and the Letter of Credit. (a) The Tranche A U.S. Term Advances. Each Tranche A U.S. Term Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "TRANCHE A U.S. TERM ADVANCE") to the U.S. Borrower on the Effective Date in Dollars and in an amount equal to such Lender's Tranche A U.S. Term Commitment at such time. The Tranche A U.S. Term Borrowing shall consist of Tranche A U.S. Term Advances made simultaneously by the Tranche A U.S. Term Lenders ratably according to their Tranche A U.S. Term Commitments. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. (b) The Tranche A Euro Term Advances. Each Tranche A Euro Term Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "TRANCHE A EURO TERM ADVANCE") to the Euro Borrower on the Effective Date in Euros in an amount equal to the Equivalent in Euros, on the Effective Date, of such Lender's Tranche A Euro Term Commitment at such time. The Tranche A Euro Term Borrowing shall consist of Tranche A Euro Term Advances made simultaneously by the Tranche A Euro Term Lenders 47 42 ratably according to their Tranche A Euro Term Commitments. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed. (c) The Tranche B Term Advances. Each Tranche B Term Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "TRANCHE B TERM ADVANCE") to the U.S. Borrower on the Effective Date in Dollars in an amount equal to such Lender's Tranche B Term Commitment at such time. The Tranche B Term Borrowing shall consist of Tranche B Term Advances made simultaneously by the Tranche B Term Lenders ratably according to their Tranche B Term Commitments. Amounts borrowed under this
Section 2.01(c) and repaid or prepaid may not be reborrowed. (d) The Revolving Credit Advances. Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each, a "REVOLVING CREDIT ADVANCE") to the U.S. Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in Dollars in an amount for each such Advance specified by the U.S. Borrower not to exceed, after giving effect to any use of proceeds thereof to repay any Swing Line Advances or Letter of Credit Advances such Lender's Unused Revolving Credit Commitment at such time. Each Revolving Credit Borrowing shall be in an aggregate amount of U.S.$5,000,000 or an integral multiple of U.S.$1,000,000 in excess thereof and shall consist of Revolving Credit Advances made simultaneously by the Revolving Credit Lenders ratably according to their Revolving Credit Commitments, provided, however, that the Revolving Credit Borrowing made on the Effective Date shall not exceed U.S.$3,000,000. Within the limits of each Revolving Credit Lender's Unused Revolving Credit Commitment in effect from time to time, the U.S. Borrower may borrow under this Section 2.01(d), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(d). (e) The Swing Line Advances. The U.S. Borrower may request the Swing Line Bank to make, and the Swing Line Bank shall make, on the terms and conditions hereinafter set forth, Swing Line Advances to the U.S. Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in respect of the Revolving Credit Facility (i) in Dollars in an aggregate amount not to exceed at

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any time outstanding U.S.$15,000,000 (the "SWING LINE FACILITY") and (ii) in an
amount not at any time exceeding the then amount of the Swing Line Reserve. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be made as a Base Rate Advance. Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, the U.S. Borrower may borrow under this Section 2.01(e), repay pursuant to Section 2.04(e) or prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(e). (f) The Letters of Credit. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (the "LETTERS OF CREDIT") for the account of the U.S. Borrower from time to time on any Business Day during the period from the date hereof until 5 days before the Termination Date in an aggregate Available Amount (i) for all Letters of Credit not to exceed at any time the lesser of (x) the Letter of Credit Facility at such 48 43 time and (y) the Issuing Bank's Letter of Credit Commitment at such time and (ii) for each such Letter of Credit not to exceed the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the U.S. Borrower or the beneficiary to require renewal) later than 5 days before the Termination Date and (A) in the case of a Standby Letter of Credit, one year after the date of issuance thereof, but may by its terms be renewable annually upon notice (a "NOTICE OF RENEWAL") given to the Issuing Bank and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least three Business Days prior to the date of the proposed renewal of such Standby Letter of Credit and upon fulfillment of the applicable conditions set forth in Article III unless the Issuing Bank has notified the U.S. Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit but in any event at least 30 Business Days prior to the date of automatic renewal of its election not to renew such Standby Letter of Credit (a "NOTICE OF TERMINATION") and (B) in the case of a Trade Letter of Credit, 180 days after the date of issuance thereof; provided that the terms of each Standby Letter of Credit that is automatically renewable annually shall (x) require the Issuing Bank that issued such Standby Letter of Credit to give the beneficiary named in such Standby Letter of Credit notice of any Notice of Termination, (y) permit such beneficiary, upon receipt of such notice, to draw under such Standby Letter of Credit prior to the date such Standby Letter of Credit otherwise would have been automatically renewed and (z) not permit the expiration date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date later than 5 days before the Termination Date. If either a Notice of Renewal is not given by the U.S. Borrower or a Notice of Termination is given by the Issuing Bank pursuant to the immediately preceding sentence, such Standby Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; provided, however, that even in the absence of receipt of a Notice of Renewal the Issuing Bank may in its discretion, unless instructed to the contrary by the Administrative Agent or the U.S. Borrower, deem that a Notice of Renewal had been timely delivered and in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the U.S. Borrower may request the issuance of Letters of Credit under this Section 2.01(f), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(f). SECTION 2.02. Making the Advances. (a) Except as otherwise provided in Section 2.02(b), each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, on the fourth Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Euro Rate Advances or on the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Applicable Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "NOTICE OF BORROWING") shall be

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by 49 44 telephone, confirmed immediately in writing, or telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made,
(iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Euro Rate Advances or Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Appropriate Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article
III, the Administrative Agent will make such funds available to the Applicable Borrower by crediting the U.S. Borrower's Account; provided, however, that, in the case of any Revolving Credit Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Letter of Credit Advances made by the Issuing Banks and by any other Revolving Credit Lender and outstanding on the date of such Revolving Credit Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Issuing Bank and such other Revolving Credit Lenders for repayment of such Letter of Credit Advances. (b) Swing Line Borrowings may be made on a daily basis under mechanics mutually agreed to by the U.S. Borrower and the Swing Line Bank. The Swing Line Reserve at any time shall be the amount (not exceeding $15,000,000) most recently established by the U.S. Borrower by written notice to the Administrative Agent confirmed in writing by the Swing Line Bank as the maximum aggregate principal amount of Swing Line Borrowings to be outstanding at any one time, provided, that, in no event shall the Swing Line Reserve exceed $15,000,000 at any time. Swing Line Advances shall be made without any requirement for a prior written or telephonic request given to the Administrative Agent. The Swing Line Bank will notify the Administrative Agent, on a monthly basis, of any Swing Line Advances so made. The Swing Line Bank shall not at any time permit the aggregate outstanding amount of the Swing Line Advances to exceed the then amount of the Swing Line Reserve. Upon written demand by the Swing Line Bank, with a copy of such demand to the Administrative Agent, each other Revolving Credit Lender shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Revolving Credit Lender, such other Lender's Pro Rata Share of such outstanding Swing Line Advance as of the date of such demand, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Swing Line Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Lender. The U.S. Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by the Swing Line Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such 50 45 demand if notice of such demand is given after such time. Upon any such assignment by the Swing Line Bank to any other Revolving Credit Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender

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on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day. Since the Swing Line Borrowings will be made on a daily automated basis without review by the Administrative Agent or the Swing Line Bank of the satisfaction of conditions precedent to Swing Line Borrowings set forth herein, some Swing Line Borrowings may be made without satisfaction of such conditions precedent (including without limitation the condition precedent that no Default shall have occurred), but the Revolving Credit Lenders shall nevertheless remain obligated to purchase their respective Pro Rata Share of such Swing Line Borrowings as provided for herein. Nothing set forth herein shall excuse the U.S. Borrower from its obligation to satisfy such conditions. The Swing Line Bank agrees (with the concurrence of U.S. Borrower) that it shall not make any Swing Line Advance after receipt of written notice from the Administrative Agent that a Default or an Event of Default shall have occurred which is continuing or that U.S. Borrower shall have otherwise failed to satisfy all of the conditions precedent to further Swing Line Borrowings hereunder. (c) Anything in subsection (a) above to the contrary notwithstanding, the Applicable Borrower may not select Euro Rate Advances or Eurodollar Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than U.S.$5,000,000 (or the Equivalent in Euros at such time) or Eurodollar Rate Advances if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.09 or Section 2.10; provided, however, that if the syndication under this Agreement has not been completed on or prior to the Effective Date then the Applicable Borrower may only select Euro Rate Advances or Eurodollar Rate Advances with 7-day Interest Period until the earlier of (i) the date which is one month after the Effective Date and (ii) the date the syndication has been completed as shall be specified by the Joint Lead Arrangers in a notice to the Borrowers. In addition, the Tranche A U.S. Term Advances may not be outstanding as part of more than three separate Borrowings, the Tranche A Euro Term Advances may not be outstanding as part of more than three separate Borrowings, the Tranche B Term Advances may not be outstanding as part of more than six separate Borrowings and the Revolving Credit Advances may not be outstanding as part of more than six separate Borrowings. 51 46 (d) Each Notice of Borrowing shall be irrevocable and binding on the Applicable Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Euro Rate Advances or Eurodollar Rate Advances, the Applicable Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date. (e) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Applicable Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Applicable Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Applicable Borrower, the interest rate applicable at such time under Section
2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender,
(A) the Federal Funds Rate in the case of Advances denominated in Dollars or (B) the cost of funds incurred by the Administrative Agent in respect of such amount

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in the case of Advances denominated in Euros. If such Lender shall pay to the
Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes. (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing. SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the tenth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the U.S. Borrower to the Issuing Bank, which shall give to the Administrative Agent and each Revolving Credit Lender prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "NOTICE OF 52 47 ISSUANCE") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (A) date of such issuance (which shall be a Business Day),
(B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit and whether such Letter of Credit is a Trade Letter of Credit,
(D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the Issuing Bank may specify to the U.S. Borrower for use in connection with such requested Letter of Credit (a "LETTER OF CREDIT AGREEMENT"). If (x) the requested form of such Letter of Credit is acceptable to the Issuing Bank in its sole discretion and (y) the Issuing Bank has not received notice of objection asserting that the conditions contained in
Section 3.02 have not been satisfied to such issuance from Lenders holding at least a majority of the Revolving Credit Commitments and (z) issuance of the requested Letter of Credit is within the limits of Section 2.01(f), the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the U.S. Borrower at its office referred to in Section 8.02 or as otherwise agreed with the U.S. Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern. (b) Letter of Credit Reports. The Issuing Bank shall furnish (A) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit, (B) to each Revolving Credit Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding month and drawings during such month under all Letters of Credit and (C) to the Administrative Agent and each Revolving Credit Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit. (c) Drawing and Reimbursement. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon written demand by the Issuing Bank, with a copy of such demand to the Administrative Agent, each Revolving Credit Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such Revolving Credit Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Revolving Credit Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to the Issuing Bank. The U.S. Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank, provided that notice of such 53 48 demand is given not later than 11:00 A.M. (New York

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

City time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Issuing Bank to any Revolving Credit Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day. (d) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date. SECTION
2.04. Repayment of Advances. (a) Tranche A U.S. Term Advances. The U.S. Borrower shall repay to the Administrative Agent for the ratable account of the Tranche A U.S. Term Lenders the aggregate outstanding principal amount of the Tranche A U.S. Term Advances on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with Section 2.06). 54 49 Date Amount ---- ------ September 30,
  2001 U.S.$2,062,500 December 31, 2001 U.S.$2,062,500 March 31, 2002
  U.S.$2,062,500 June 30, 2002 U.S.$2,062,500 September 30, 2002 U.S.$4,125,000
  December 31, 2002 U.S.$4,125,000 March 31, 2003 U.S.$4,125,000 June 30, 2003
  U.S.$4,125,000 September 30, 2003 U.S.$6,187,500 December 31, 2003
  U.S.$6,187,500 March 31, 2004 U.S.$6,187,500 June 30, 2004 U.S.$6,187,500
  September 30, 2004 U.S.$8,250,000 December 31, 2004 U.S.$8,250,000 March 31,
  2005 U.S.$8,250,000 June 30, 2005 U.S.$8,250,000 September 30, 2005
  U.S.$10,312,500 December 31, 2005 U.S.$10,312,500 March 31, 2006
  U.S.$10,312,500 June 30, 2006 U.S.$10,312,500 September 30, 2006
  U.S.$10,312,500 December 31, 2006 U.S.$10,312,500 March 31, 2007
  U.S.$10,312,500 Termination Date U.S.$10,312,500 provided, however, that the final principal installment shall be repaid on the Termination Date in respect of the Tranche A U.S. Term Facility and in any event shall be in an amount equal to the aggregate principal amount of the Term Advances outstanding on such date.
(b) Tranche A Euro Term Advances. The Euro Borrower shall repay to the Administrative Agent for the ratable account of the Tranche A Euro Term Lenders the aggregate outstanding principal amount of the Tranche A Euro Term Advances on the following dates in the amounts represented by the percentages set forth below, as the respective percentages of the aggregate outstanding principal amount, denominated in Euros, of the Tranche A Euro Term Advances outstanding as of the Initial Extension of Credit (which amounts shall be reduced as a result of the application of prepayments in accordance with Section 2.06). 55 50 Date
  Percentage ---- ---------- September 30, 2001 1.25% December 31, 2001 1.25%
  March 31, 2002 1.25% June 30, 2002 1.25% September 30, 2002 2.50% December 31,
  2002 2.50% March 31, 2003 2.50% June 30, 2003 2.50% September 30, 2003 3.75%
  December 31, 2003 3.75% March 31, 2004 3.75% June 30, 2004 3.75% September 30,
  2004 5.00% December 31, 2004 5.00% March 31, 2005 5.00% June 30, 2005 5.00%
  September 30, 2005 6.25% December 31, 2005 6.25% March 31, 2006 6.25% June 30,
  2006 6.25% September 30, 2006 6.25% December 31, 2006 6.25% March 31, 2007
  6.25% Termination Date 6.25% provided, however, that the final principal installment shall be repaid on the Termination Date in respect of the Tranche A

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Euro Term Facility and in any event shall be in an amount equal to the aggregate principal amount of the Tranche A Euro Term Advances outstanding on such date.
(c) Term B Advances. The U.S. Borrower shall repay to the Administrative Agent for the ratable account of the Term B Lenders the aggregate outstanding principal amount of the Term B Advances on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with Section 2.06): 56 51 Date Amount ---- ------
  September 30, 2001 U.S.$1,137,500 December 31, 2001 U.S.$1,137,500 March 31,
  2002 U.S.$1,137,500 June 30, 2002 U.S.$1,137,500 September 30, 2002
  U.S.$1,137,500 December 31, 2002 U.S.$1,137,500 March 31, 2003 U.S.$1,137,500
  June 30, 2003 U.S.$1,137,500 September 30, 2003 U.S.$1,137,500 December 31,
  2003 U.S.$1,137,500 March 31, 2004 U.S.$1,137,500 June 30, 2004 U.S.$1,137,500
  September 30, 2004 U.S.$1,137,500 December 31, 2004 U.S.$1,137,500 March 31,
  2005 U.S.$1,137,500 June 30, 2005 U.S.$1,137,500 September 30, 2005
  U.S.$1,137,500 December 31, 2005 U.S.$1,137,500 March 31, 2006 U.S.$1,137,500
  June 30, 2006 U.S.$1,137,500 September 30, 2006 U.S.$1,137,500 December 31,
  2006 U.S.$1,137,500 March 31, 2007 U.S.$1,137,500 June 30, 2007 U.S.$1,137,500
  September 30, 2007 U.S.$1,137,500 December 31, 2007 U.S.$1,137,500 March 31,
  2008 U.S.$1,137,500 June 30, 2008 U.S.$1,137,500 September 30, 2008
  U.S.$105,787,500 December 31, 2008 U.S.$105,787,500 March 31, 2009
  U.S.$105,787,500 Termination Date U.S.$105,787,500 provided, however, that the final principal installment shall be repaid on the Termination Date in respect of the Term B Facility and in any event shall be in an amount equal to the aggregate principal amount of the Term B Advances outstanding on such date. (d) Revolving Credit Advances. The U.S. Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Termination Date in respect of the Revolving Credit Facility the aggregate principal amount of the Revolving Credit Advances then outstanding. (e) Swing Line Advances. The U.S. Borrower shall repay to the Administrative Agent for the account of the Swing Line Bank and each other Revolving Credit Lender that has made a Swing
Line Advance the outstanding principal amount of each Swing Line Advance made by each of them on the Termination Date in respect of the Revolving Credit
Facility, provided, to the extent the U.S. Borrower shall not have repaid such Swing Line 57 52 Advance on the maturity date thereof specified in the applicable demand, such Swing Line Advance shall automatically convert into a Revolving Credit Advance, accruing interest at the Base Rate. (f) Letter of Credit Advances. (i) The U.S. Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each other Revolving Credit Lender that has made a Letter of Credit Advance on the earlier of the thirtieth day after the date on which such Advance was made and the Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them, provided, to the extent the U.S. Borrower shall not have repaid such Letter of Credit Advance on the thirtieth day after the date on which such Advance was made, such Letter of Credit Advance shall automatically convert into a Revolving Credit Advance, which shall be a Base Rate Advance. (ii) The Obligations of the U.S. Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the U.S. Borrower is without prejudice to, and does not constitute a waiver of, any rights the U.S. Borrower might have or might acquire as a result of the payment by the Issuing Bank of any draft or the reimbursement by the U.S. Borrower thereof): (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C RELATED DOCUMENTS");
(B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the U.S. Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents; (C) the existence of any claim, set-off, defense or other right that the U.S. Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons

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for which any such beneficiary or any such transferee may be acting), the
Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction; (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (E) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; 58 53 (F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of the U.S. Borrower in respect of the L/C Related Documents; or (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the U.S. Borrower or a guarantor. SECTION 2.05. Termination or Reduction of the Commitments. (a) Optional. The Applicable Borrower may, upon at least five Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Tranche A U.S. Term Commitments, the Tranche A Euro Term Commitments, the Tranche B Term Commitments, the Unused Revolving Credit Commitments and the Letter of Credit Facility; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of U.S.$5,000,000 (or the Equivalent in Euros at such time) or an integral multiple of U.S.$1,000,000 (or the Equivalent in Euros at such time) in excess thereof and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility. (b) Mandatory. (i) On the date of each repayment or prepayment of the Tranche A U.S. Term Advances, the aggregate Tranche A U.S. Term Commitments of the Tranche A U.S. Term Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Tranche A U.S. Term Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Tranche A U.S. Term Advances then outstanding. (ii) On the date of each repayment or prepayment of the Tranche A Euro Term Advances, the aggregate Tranche A Euro Term Commitments of the Tranche A Euro Term Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Tranche A Euro Term Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Tranche A Euro Term Advances then outstanding. (iii) On the date of each repayment or prepayment of the Tranche B Term Advances, the aggregate Tranche B Term Commitments of the Tranche B Term Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Tranche B Term Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Tranche B Term Advances then outstanding. (iv) The Swing Line Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Swing Line Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility. 59 54 (v) The Revolving Credit Facility shall be automatically and permanently reduced, on each date on which prepayment thereof is required to be made pursuant to Section 2.06(b)(i) or (ii) in an amount equal to the applicable Reduction Amount, provided that each such reduction of the Revolving Credit Facility shall be made ratably among the Revolving Credit Lenders in accordance with their Revolving Credit Commitments.
(vi) The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility. SECTION 2.06. Prepayments. (a) Optional. The Applicable Borrower may, upon at least one Business Day's notice in the case of Base Rate Advances and three Business Days' notice in the case of Euro Rate Advances or Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Applicable Borrower shall, prepay the outstanding aggregate

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principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid at any time and from time to time, without premium or penalty; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of U.S.$3,000,000 (or the Equivalent in Euros at such time) or an integral multiple of U.S.$1,000,000 (or the Equivalent in Euros at such time) in excess thereof and (y) if any prepayment of a Euro Rate Advance or a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Applicable Borrower shall also pay any amounts owing pursuant to Section 9.04(c). Each such prepayment shall be applied, at the option of the U.S. Borrower either (i) to the next four installments in order of maturity of the Tranche A U.S. Term Facility, the Tranche A Euro Term Facility and the Tranche B Term Facility and to such installments on a pro rata basis, subject to Section 2.06(c), or (ii) to the Revolving Credit Facility or (iii) to the Swing Line Advances or (iv) to the Letter of Credit Advances. Notwithstanding the foregoing, prepayment of Swing Line Advances held by the Swing Line Bank shall not require any prior notice.
(b) Mandatory. (i) The Applicable Borrower shall, on the 90th day following the end of each Fiscal Year, beginning with Fiscal Year 2002, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings and deposit an amount in the L/C Cash Collateral Account in an amount equal to (A) if the Total Debt/EBITDA Ratio at such time is greater than 4.00:1.00, 75% of Excess Cash Flow for such Fiscal Year, or (B) if the Total Debt/EBITDA Ratio at such time is less than or equal to 4.00:1.00 but greater than 2.50:1.00, 50% of Excess Cash Flow for such Fiscal Year. No such prepayment shall be required if the Total Debt/EBITDA Ratio is equal to or less than 2.50:1.00. Each such prepayment shall be applied first to the next four installments in order of maturity of the Tranche A U.S. Term Facility, the Tranche A Euro Term Facility and the Tranche B Term Facility and to such 60 55 installments on a pro rata basis, subject to Section 2.06(c), and second to the Revolving Credit Facility as set forth in clause (v) hereof. (ii) The Applicable Borrower shall, on the date of receipt of the Net Cash Proceeds by the Parent or any of its Subsidiaries from (A) the sale, lease, transfer or other disposition of any assets of the Parent or any of its Subsidiaries (other than any sale, lease, transfer or other disposition of (i) Inventory, Equipment or other operating assets in the ordinary course of business and not as a part of the sale of a business, and (ii) other assets for Net Cash Proceeds, in the aggregate, not to exceed U.S.$1,000,000, in any Fiscal Year), (B) the incurrence or issuance by the Parent or any of its Subsidiaries of any Debt (other than Debt permitted by Section 5.02(b)), (C) the issuance and sale by the Parent or any of its Subsidiaries of any Equity Interests (including, without limitation, receipt of any capital contribution but excluding (i) any issuance of Equity Interests of the Parent solely for the purpose of repaying the Senior Subordinated Notes or any other Debt permitted by Section 5.02(b), (ii) any issuance of Equity Interests by the U.S. Borrower to the Parent or by any Subsidiary of the U.S. Borrower to the U.S. Borrower or another Subsidiary of the U.S. Borrower, (iii) 50% of any Net Cash Proceeds from any issuance of Equity Interests of the Parent or any of its Subsidiaries pursuant to a bona fide underwritten initial public offering if the Total Debt/EBITDA Ratio at such time is equal to or greater than 2.00:1.00 (calculated after giving effect to the application of the proceeds of such issuance), (iv) 100% of any Net Cash Proceeds from any issuance of Equity Interests of the Parent or any of its Subsidiaries pursuant to a bona fide underwritten initial public offering if the Total Debt/EBITDA Ratio at such time is less than 2.00:1.00 (calculated after giving effect to the application of the proceeds of such issuance), and (v) any issuance of Equity Interests of the Parent or any of its Subsidiaries solely to finance a Permitted Acquisition or the Pending Acquisition) and (D) any Extraordinary Receipt received by or paid to or for the account of the Parent or any of its Subsidiaries and not otherwise included in clause (A), (B) or (C) above, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings and deposit an amount in the L/C Cash Collateral Account, as applicable, in an amount equal to the amount of such Net Cash Proceeds. Each such prepayment shall be applied first ratably to the Tranche A U.S. Term Facility, the Tranche A Euro Term Facility and the

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Tranche B Term Facility and to the installments thereof on a pro rata basis, subject to the provisions of Section 2.06(c), and second to the Revolving Credit Facility as set forth in clause (v) hereof. (iii) The U.S. Borrower shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings, the Letter of Credit Advances and the Swing Line Advances and deposit an amount in the L/C Cash Collateral Account in an amount equal to the amount by which (A) the sum of the aggregate principal amount of (x) the Revolving Credit Advances, (y) the Swing Line Advances and (z) the Letter of Credit Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the Revolving Credit Facility on such Business Day. (iv) The U.S. Borrower shall, on each Business Day, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate 61 56 amount on deposit in the L/C Cash Collateral Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day. (v) Prepayments of the Revolving Credit Facility made pursuant to clause (i), (ii) or (iii) above shall be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, second applied to prepay Revolving Credit Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full and third deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding; and, in the case of prepayments of the Revolving Credit Facility required pursuant to clause (i) or (ii) above, the amount remaining (if any) after the prepayment in full of the Advances then outstanding and the 100% cash collateralization of the aggregate Available Amount of Letters of Credit then outstanding (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being referred to herein as the "REDUCTION AMOUNT") may, if not used as set forth above, be retained by the U.S. Borrower and the Revolving Credit Facility shall be permanently reduced as set forth in Section 2.05(b)(v). Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or the Revolving Credit Lenders, as applicable. (vi) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid. (c) Tranche B Opt Out. With respect to any prepayment of Tranche A U.S. Term Advances, Tranche A Euro Term Advances or Tranche B Term Advances, the Administrative Agent shall ratably pay the Tranche A U.S. Term Lenders, the Tranche A Euro Term Lenders and Tranche B Term Lenders; provided, however, that any Tranche B Lender, at its option, to the extent that any Tranche A U.S. Term Advances or Tranche A Euro Term Advances are then outstanding, may elect not to accept such prepayment. Upon receipt by the Administrative Agent of any such prepayment, the amount of the prepayment that is available to prepay the Tranche B Term Advances shall be deposited in a cash collateral account on terms reasonably satisfactory to the Administrative Agent and the Borrowers (the "PREPAYMENT AMOUNT"), pending application of such amount on the Prepayment Date as set forth below and promptly after such receipt (the date of such receipt being the "RECEIPT DATE"), the Administrative Agent shall give written notice to the Tranche B Term Lenders of the amount available to prepay the Term B Advances and the date on which such prepayment shall be made (the "PREPAYMENT DATE"), which date shall be 10 days after the Receipt Date. Any Lender declining such prepayment (a "DECLINING LENDER") shall given written notice to the Administrative Agent by 11:00 A.M. (New York City time) on the Business Day immediately preceding the Prepayment Date. On the Prepayment Date, an amount equal to that portion of the Prepayment Amount accepted by the Tranche B Term Lenders other than the Declining Lenders (such Lenders being the "ACCEPTING LENDERS") to prepay Tranche B Term Advances owing to such Accepting Lenders shall be withdrawn from the cash collateral account and applied to 62 57 prepay Tranche B Term Advances owing to such Accepting Lenders on a pro rata basis. Any amounts that would otherwise have been applied to prepay Advances under the Tranche B Term Facility owing to Declining Lenders shall instead be applied ratably to prepay the remaining Tranche A U.S. Term Advances and Tranche A Euro Term Advances as provided in Section 2.06(a) and (b)(i). SECTION 2.07. Interest.

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(a) Scheduled Interest. The Applicable Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum: (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full. (ii) Eurodollar Rate Advances.
During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advances to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus
(B) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full. (iii) Euro Rate Advances. During such periods as such Advance is a Euro Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance, to the sum of (A) the Euro Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect from time to time plus (C) any Associated Costs applicable from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Euro Rate
Advance shall be paid in full. (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default and the request of the Required Lenders, interest shall accrue on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i), (a)(ii) or (a)(iii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i), (a)(ii) or (a)(iii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all 63 58 times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Advance on which such interest has accrued pursuant to clause (a)(i), (a)(ii) or (a)(iii) above and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above. (c) Notice of Interest Period and Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to
Section 2.09 or a notice of selection of an Interest Period pursuant to the terms of the definition of "Interest Period", the Administrative Agent shall give notice to the Applicable Borrower and each Appropriate Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i), (a)(ii) or (a)(iii) above.
SECTION 2.08. Fees. (a) Commitment Fee. The Applicable Borrower shall pay to the Administrative Agent for the account of the Revolving Credit Lenders a commitment fee, from the date of the Initial Extension of Credit, payable in arrears quarterly on the last day of each March, June, September and December, commencing June 30, 2001, and on the Termination Date, at the rate equal to the Applicable Percentage then in effect on the average daily portion of the sum of each Revolving Credit Lender's Unused Revolving Credit Commitment, and its Pro Rata Share of the Swing Line Reserve (except, for any day, Swing Line Advances then made by, and outstanding to, such Revolving Credit Lender) during such period; provided, however, that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Applicable Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by such Applicable Borrower prior to such time; and provided further that no commitment fee shall accrue on any of the Commitments of a

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Defaulting Lender so long as such Lender shall be a Defaulting Lender. (b)
Agents' Fees. The U.S. Borrower shall pay such further fees as set forth in that certain Fee Letter dated January 30, 2001. (c) Letter of Credit Fees, Etc. (i) The U.S. Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commission, payable in arrears quarterly on the last day of each March, June, September and December, commencing June 30, 2001, and on the earliest to occur of the full drawing, expiration, termination or cancellation of any Letter of Credit and on the Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter, at a rate equal to the then Applicable Margin for Eurodollar Rate Advances under the Revolving Credit Facility. (ii) The U.S. Borrower shall pay to the Issuing Bank, for its own account, (A) an issuance fee for each Letter of Credit in an amount equal to 0.125% of the Available Amount of such Letter of Credit on the date of issuance thereof, payable on such date, or such other amount as the U.S. Borrower and the Issuing Bank may agree and (B) such other commissions, fronting fees, transfer fees and other fees and charges in connection with the 64 59 issuance or administration of each Letter of Credit as the U.S. Borrower and the Issuing Bank shall agree. SECTION 2.09. Conversion of Advances. (a) Optional. The U.S. Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(c), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the U.S. Borrower. (b) Mandatory.
(i) If the Applicable Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances or Euro Rate Advances, as the case may be, in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Applicable Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance or Euro Rate Advance, as the case may be, will automatically, on the last day of the then existing Interest Period therefor, be continued as a Eurodollar Rate Advance or Euro Rate Advance, as the case may be, for a one-month Interest Period. (ii) Upon the occurrence and during the continuance of any Event of Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended. SECTION 2.10. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof or (ii) the compliance with any guideline or request issued or made after the date hereof by any central bank or other governmental authority, including, without limitation, any agency of the European Union or similar monetary or multinational authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Euro Rate Advances or Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding, for purposes of this Section 2.10, any such increased costs resulting from or representing (x) Taxes or Other Taxes 65 60 (as to which Section 2.12 shall govern) and (y) Excluded Taxes), then the Applicable Borrower shall from time to time, upon demand by such Lender Party (with a copy of such

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demand to the Administrative Agent), pay to the Administrative Agent for the
account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided, however, that a Lender Party claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost, submitted to the Applicable Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error. (b) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof or (ii) the compliance with any guideline or request issued or made after the date hereof by any central bank or other governmental authority, including, without limitation, any agency of the European Union or similar monetary or multinational authority (whether or not having the force of law), there shall be any increase in the amount of capital required or expected to be maintained by any Lender Party or any corporation controlling such Lender Party as a result of or based upon the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party or such corporation (with a copy of such demand to the Administrative Agent), the Applicable Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit. A certificate as to such amounts submitted to the Applicable Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error. (c) (i) If, with respect to any Eurodollar Rate Advances under any Facility, the Required Lenders notify the Administrative Agent in writing, that the Eurodollar Rate for such Interest Period will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period (setting forth in the writing the nature and amount of such costs), the Administrative Agent shall forthwith so notify the U.S. Borrower and the Appropriate Lenders, whereupon, unless the U.S. Borrower offers to pay such increased costs to such Lenders, (x) each such Eurodollar Rate Advance under such Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Appropriate Lenders to make, or to Convert Advances into such Eurodollar Rate Advances shall be suspended until the Administrative Agent 66 61 shall notify the U.S. Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist. (ii) If, with respect to any Euro Rate Advances under the Tranche A Euro Term Facility, Tranche A Euro Term Lenders holding at least a majority of the Tranche A Euro Term Commitments notify in writing, the Administrative Agent that the Euro Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Euro Rate Advances for such Interest Period (setting forth in the writing the nature and amount of such costs), the Administrative Agent shall forthwith so notify the Euro Borrower and the Appropriate Lenders, whereupon, unless the Euro Borrower offers to pay such increased costs to such Lenders, the applicable Euro Rate shall be determined by the Administrative Agent on the basis set forth in the proviso to the definition of Euro Rate. (d) (i) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate

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Advances hereunder, then, on notice thereof and demand therefor by such Lender to the U.S. Borrower through the Administrative Agent, (x) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Base Rate Advance and (y) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the U.S. Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. (ii) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Tranche A Euro Term Lender or its Euro Lending Office to perform its obligations hereunder to make Euro Rate Advances

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